Exhibit 2.5

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), effective as of January 29, 2014, between BANCO SANTANDER (BRASIL) S.A., a sociedade por ações organized under the laws of the Federative Republic of Brazil, having its principal office at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235 – Bloco A, São Paulo, SP, Brazil (hereinafter called the “Bank,” “Santander Brasil” or the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), paying agent, transfer agent and registrar.

W I T N E S S E T H:

WHEREAS, the Bank and the Trustee have previously entered into an indenture, dated as of January 29, 2014 (the “Base Indenture”, and as supplemented by this Second Supplemental Indenture and any further supplements thereto, the “Indenture”) providing for the issuance from time to time of debt securities of the Bank to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 2.03 of the Base Indenture provides that, subsequent to the execution of the Base Indenture and subject to satisfaction of certain conditions, the Bank and the Trustee may enter into one or more indentures supplemental to the Base Indenture to establish any form of Securities (as defined in the Base Indenture);

WHEREAS, on the date hereof the Bank intends to issue pursuant to the Prospectus Supplement dated January 28, 2014, and the accompanying Prospectus dated September 27, 2013 (the “Prospectus Supplement”) and the Indenture, U.S.$1,247,712,527 of its 6.000% Tier 2 Subordinated Notes due 2024, in the form attached as Exhibit B hereto (the “Notes”), having the terms and conditions contemplated in the Prospectus Supplement;

WHEREAS, the Bank confirms that any and all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery of this Second Supplemental Indenture and the issuance of the Notes have been in all respects duly authorized;

WHEREAS, pursuant to Section 9.05 of the Base Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture; and

WHEREAS, the Bank has requested that the Trustee execute and deliver this Second Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Bank and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE 1
Definitions

Section 1.01.         Defined Terms.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as supplemented and amended hereby.

(a)      “Additional Amounts” has the meaning set forth in Section 1.01 of the Base Indenture.

(b)      “Additional Core Capital” means the additional core capital required pursuant to Resolution No. 4,193 (Adicional de Capital Principal).

(c)      “Additional Tier 1 Capital” means the capital determined pursuant to article 6 of Resolution No. 4,192 (Capital Complementar), which has been authorized or will become authorized by the Central Bank to be eligible for Tier 1 Capital of Regulatory Capital.

(d)      “Adjustments” means the adjustments to the Floor Price or to the maximum number of Common Shares and Preferred Shares that may be delivered to the Holders in connection with a Conversion Event, and which shall result from the following corporate events: splitting or grouping of shares or bonus shares and capital decrease without decreasing the number of shares, or any other corporate event subject to adjustments in the amount of shares or price pursuant to the rules of BM&FBOVESPA.

(e)      “Affiliates” means any entity related to the Bank as part of the same financial conglomerate or consolidated group, including a controlled non-financial entity. The term “control,” when used with respect to any specified person or entity, means the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

(f)      “Base Indenture” means the indenture between Banco Santander (Brasil) S.A. and The Bank of New York Mellon, as trustee, dated as of January 29, 2014.

(g)      “Base Redemption Price” has the meaning set forth in Section 3.02(b).

(h)      “Benchmark Reset Rate” means (i) the rate per annum corresponding to the semi-annual equivalent yield to maturity, under the heading that represents the average for the week immediately prior to the applicable Benchmark Reset Date (as defined below), appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the U.S. Federal Reserve and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the 5-Year U.S. Treasury Bond or (ii) if such release (or any successor release) is not published during the week preceding the applicable Benchmark Reset Date (as defined below) or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the 5-Year U.S. Treasury Bond, calculated by U.S. dealers selected by the Issuer using a price for the 5-Year U.S. Treasury Bond (expressed as a percentage of its principal amount) equal to the average of the quotations obtained from such U.S. dealers for the applicable Benchmark Reset Date (as defined below). The Benchmark Reset Rate will be calculated on the third Business Day preceding the applicable Benchmark Reset Date and will be reset on each successive fifth anniversary of the Issue Date (each a Benchmark Reset Date).

(i)      “BM&FBOVESPA” means the BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros.

(j)      “Brazilian Corporate Law” means Brazilian federal law No. 6.404, of December 15, 1976, as amended.

(k)      “Brazilian Governmental Authority” means, as applicable, the government of Brazil, or any federal, state or local political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or any other person that exercises executive, legislative, judicial, tax, regulatory or administrative functions in the government or related to the government, with authority over the Bank.

(l)      “Business Day” means a day other than Saturday, Sunday and a day on which banking institutions in São Paulo, Brazil or New York City, United States generally are authorized or required by law, regulation or executive order to remain closed.

(m)        “Central Bank” means the Central Bank of Brazil or any Brazilian Governmental Authority successor thereto with respect to its current functions as regards the subordination principals under this Second Supplemental Indenture.

(n)      “CMN” means the National Monetary Council (“Conselho Monetário Nacional”).

(o)      “Common Equity Tier 1 Capital” means capital determined pursuant to articles 4 et seq. of Resolution No. 4,192 (Capital Principal) and included in Tier 1 Capital of Regulatory Capital.

(p)      “Common Shares” means the Bank’s common shares, fully paid, representing a portion of the Bank’s capital and that grant the holders thereof voting right in general meetings.

(q)      “Conversion Event” has the meaning set forth in Section 4.01(a).

(r)      “Conversion Formula” means the following formula, as calculated by the Bank, pursuant to which, in connection with a Conversion Event, the Holders of the Notes shall be entitled to receive a certain amount of Common Shares and Preferred Shares of the Bank:

Where:

Number = Number of Common Shares and Preferred Shares, in the proportion of the Bank’s Units.

Issuance Amount = Outstanding balance of the Notes, plus accrued and unpaid interest thereon, if any, converted into Reais based upon the United States of America dollar sale rate calculated using the PTAX-800 (Option 5) transaction published by SISBACEN on the date preceding the conversion date.

Conversion Price = The higher of (a) the weighted average price of the Units in the trading session of BM&FBOVESPA of the last 30 days prior to the Board of Directors meeting that approves the capital increase, and (b) the Floor Price (corresponding to R$6.93 per Unit). The weighted average price of Units in the trading session of BM&FBOVESPA mentioned above or the Floor Price shall be divided by the number of shares that form one Unit by the time of the conversion in order to reach the issuance price per share. The Floor Price shall be subject to future adjustments due to the following corporate events: splitting or grouping of shares or bonus shares and capital decrease without decreasing the number of shares, or any other corporate event subject to adjustments in the amount of shares or price pursuant to the rule of BM&FBOVESPA (the “Adjustments”), as determined by the Board of Directors of the Bank.

The aim of the Adjustments is to preserve the proportionality of the economic basis for the conversion of the Notes into Common Shares and Preferred Shares.

Based on (i) the Issuance Amount of Notes equivalent to R$3,000,000,000; and (ii) the Floor Price, the maximum number of Common Shares and Preferred Shares that may be delivered to the Holders of the Notes due to the conversion, based on the date of issuance of the Notes, shall be 45,431,600,202 shares (including Common Shares and Preferred Shares), subject to the Adjustments.

The Board of Directors shall be responsible for determining the necessary Adjustments in the 30 days following the event requiring the Adjustments subject to the prior approval of the Central Bank.

(s)      “Credit Spread” means 4.388%.

(t)      “DTC” means The Depository Trust Company.

(u)      “First Call Date” has the meaning set forth in Section 3.02.

(v)      “Floor Price” means the floor price corresponding to R$6.93 per Unit, subject to the Adjustments, for purposes of calculation of the price of conversion of the Notes into Common Shares and Preferred Shares.

(w)        “Holder” means the person in whose name a Note is registered.

(x)      “Indenture” has the meaning set forth in the preamble.

(y)      “Interest” means interest on the Notes, payable as set forth in Section 2.06.

(z)      “Interest Payment Date” has the meaning set forth in Section 2.06.

(aa)        “Issue Date” means January 29, 2014.

(bb)        “Non-Principal Payment” means (i) Interest, and (ii) any other payment on the Notes other than (A) the whole or any part of the Principal Amount, and (B) any fees, indemnities or other amounts due to the Trustee, any paying agent, the registrar, the transfer agent, or any other agent appointed under the Indenture in relation to the services to be provided by such Trustee, any paying agent, the registrar or any other agent under the Indenture.

(cc)        “Non-Viable Institution” means an institution that is insolvent, bankrupt, unable to pay a material portion of its debts as they fall due or unable to carry on its business, or any other event or circumstance specified as such in applicable regulations or any applicable Statutory Loss Absorption Regime.

(dd)        “Outstanding Notes” has the equivalent meaning for “outstanding Securities” set forth in Section 2.09 of the Base Indenture.

(ee)        “Parity Liabilities” mean any securities or liabilities that form the Tier 2 Capital of the Bank and, therefore, ranking pari passu with the Notes, including any securities or liabilities previously authorized by the Central Bank as Tier 2 Capital.

(ff)      “Payment Default” occurs in the event that the Bank: fails to pay or set aside for payment the amount due to satisfy any payment on the Notes when due and payable and such failure continues for a period of 14 days, except as set forth in Section 7.01 hereto.

(gg)        “Principal Amount” has the meaning set forth in Section 2.02.

(hh)        “Preferred Shares” means the Bank’s preferred shares, fully paid, representing a portion of the Bank’s capital and that grant the holders thereof certain advantages in accordance with the Bank’s bylaws.

(ii)      “Redemption Conditions” means (i) such redemption would not adversely affect the financial condition or solvency of the Bank or the Santander Group, and (ii) prior to such redemption the Bank is then and, on a pro forma basis following such redemption, shall remain in compliance with the reserve requirements for Common

Equity Tier 1 Capital and Regulatory Capital, and satisfy the Additional Core Capital requirement under Resolution No. 4,193.

(jj)      “Redemption Date” means the date of redemption of the Notes pursuant to the terms and conditions of this Second Supplemental Indenture.

(kk)       “Regulatory Capital” means the sum of Tier 1 Capital and Tier 2 Capital, as determined in accordance with the calculation methodology established by Resolution No. 4,192 (Patrimônio de Referência) and other applicable regulations.

(ll)       “Regulatory Event” means, at any time that, (i) the Central Bank or any applicable Brazilian Governmental Authority provides written notice to the Santander Group that the Notes may not be included in whole or in part within its capital base as Tier 2 Capital and/or (ii) there is effected any amendment to the applicable regulations or to the form or construction of such regulations by the Central Bank or by any other competent Brazilian Governmental Authority that results in the Notes no longer being classified, in whole or in part, as Tier 2 Capital.

(mm)       “Repurchase Conditions” means prior to such repurchase the Bank is then and, on a pro forma basis following such repurchase, shall remain in compliance with the reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and satisfy the Additional Core Capital requirement under Resolution No. 4,193.

(nn)        “Resolution No. 4,192” means Resolution No. 4,192 of March 1, 2013, issued by the CMN, as amended, modified, supplemented or superseded from time to time.

(oo)        “Resolution No. 4,193” means Resolution No. 4,193 of March 1, 2013 issued by the CMN, as amended, modified, supplemented or superseded from time to time.

(pp)        “RWA” means the Bank’s risk weighted assets as calculated by the Bank in accordance with the rules of the Central Bank.

(qq)        “Santander Group” means Santander Spain and its consolidated subsidiaries, taken as a whole.

(rr)      “Senior Liabilities” mean, upon dissolution of the Bank, all liabilities of the Bank other than the Parity Liabilities and that would constitute the Common Equity Tier 1 Capital and/or Additional Tier 1 Capital.

(ss)        “Statutory Loss Absorption Regime” means any statutory regime which provides any relevant authority the powers to implement loss absorption measures in respect of capital instruments (such as the Notes), including, any such regime that may be implemented pursuant to the applicable rules or which contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Notes).

(tt)      “Subordination Nucleus” means the subordination nucleus included in this Second Supplemental Indenture as Exhibit A prepared in accordance with CMN Resolution No. 4192, dated March 1, 2013. The subordination conditions contained in the Subordination Nucleus shall prevail over any other terms or conditions contained in this Second Supplemental Indenture, the Prospectus Supplement or elsewhere.

(uu)        “Tax Event” means a determination by the Bank, for reasons outside its control, it will be obligated to pay additional amounts in excess of additional amounts which the Bank would be obligated to pay if payments of Interest under the Notes were subject to withholding or deduction at a rate in excess of (a) 15% in case of any taxes imposed by Brazil, (b) 25% in case of taxes imposed by Brazil on amounts paid to residents of countries in which income is either tax-exempt or subject to an income tax rate capped at 20% or where the laws of that country or location impose restrictions on the disclosure of (i) shareholding composition; (ii) the ownership of the investment; or (iii) the beneficial ownership of income paid to nonresident persons, pursuant to Law No. 9,779, dated January 19, 1999, or (c) the applicable tax rate in effect with respect to any other jurisdiction in which a paying agent is located on the date the Bank appoints such paying agent and, in each such case, the Bank cannot avoid such circumstance by taking reasonable measures.

(vv)        “Taxing Jurisdiction” means Brazil or the jurisdiction of any successor to us in the event of a consolidation, merger, transfer or conveyance, or, in the event that the Bank appoints additional paying agents, the jurisdictions of such additional paying agents or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties or governmental charges is required by law or the official interpretation thereof, or by the administration thereof.

(ww)       “Tier 1 Capital” means capital (or similar instruments) of the Bank or any of its Affiliates that was or will be authorized by the Central Bank as Tier 1 Capital of the Regulatory Capital, as set forth in Resolution No. 4,192 (Capital de Nível 1).

(xx)        “Tier 2 Capital” means capital (or similar instruments) of the Bank or any of its Affiliates that was or will be authorized by the Central Bank as Tier 2 Capital of the Regulatory Capital, as set forth in Resolution No. 4,192 (Capital de Nível 2).

(yy)        “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

(zz)        “Units” means the share deposit certificates, each representing a certain number of Common Shares and Preferred Shares of the Bank, as traded on the BM&FBOVESPA.

ARTICLE 2
Terms of the Notes

Section 2.01.   The Notes shall constitute a series of Securities having the title “6.000% Tier 2 Subordinated Notes due 2024.”

Section 2.02.   Aggregate Amount.  The aggregate principal amount of the Notes that may be authenticated and delivered under this Second Supplemental Indenture shall be U.S.$1,247,712,527 (“Principal Amount”).

Section 2.03.   Ranking.  The Notes are (a) the Bank’s direct, unsecured subordinated obligations, subordinated in right of payment to all existing and future Senior Liabilities in accordance with the subordination provisions of this Second Supplemental Indenture and the Subordination Nucleus; (b) ranked pari passu with the Bank’s Parity Liabilities; and (c) senior in right of payment to the payment of the Bank’s Common Equity Tier 1 Capital and Additional Tier 1 Capital.

Section 2.04.   Maturity.  The Notes will mature on January 29, 2024.

Section 2.05.   Denomination and Form.  The Notes shall be issued in fully registered form in the form of beneficial interests in one or more Registered Global Securities registered in book-entry form in the name of Cede & Co., as nominee for DTC. The Notes shall be issued only in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1.00 in excess thereof.

Section 2.06.   Interest.  (a) Interest payment.  Except as provided in (b) and (e) below, Interest on the Notes shall accrue at an initial fixed rate of 6.000% per annum. Interest on the Notes shall be payable semi-annually in arrears on January 29 and July 29 commencing on July 29, 2014 (each such date, an “Interest Payment Date”). Interest payable on each Interest Payment Date shall be calculated on the basis of a 360-day year of twelve 30-day months.

(b)      Interest rate reset. If at any time, article 20, item (viii) or paragraph 5, of Resolution No. 4,192 are amended to permit for the modification of the interest rate applicable to the Notes (or there is any other change in law, statute, or regulation enacted by any Brazilian Governmental Authority after the Issue Date that permits for the modification of the interest rates applicable to the Notes), then Interest will accrue on the then current Principal Amount of the Notes for each subsequent semi-annual period, after the date that is five years from the Issue Date and each successive period of five years, at a rate equal to the Benchmark Reset Rate plus the Credit Spread as calculated by the Bank.

(c)      Record dates and payment through DTC.  Interest on the Notes will be payable on each Interest Payment Date to those persons registered as Holders on each record date.  Each record date will be the January 15 and July 15 prior to the relevant Interest Payment Date.  Payments of amounts in respect of any Notes represented by Global Securities will be made by the Trustee as Paying Agent for DTC.  Any such payments of interest and other payments on or in respect of the Notes will be in U.S. Dollars and will be calculated by the Bank.

(d)      Payment. The payment of amounts due with respect to the Notes shall be made solely with funds from profits and profit reserves available for distribution as of the latest date of determination, in accordance with Brazilian Corporate Law. Amounts not paid as a result of such limitation shall be deemed extinguished.

ARTICLE 3
Redemption and Repurchase

Section 3.01.     No redemption at the option of the Holders.  In accordance with Resolution No. 4,192, the Notes may not be redeemed at the option of the Holders.

Section 3.02.     Optional Redemption On and After the First Call Date.  (a) With the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), and subject to the Redemption Conditions, the Bank or any of its Affiliates may at its option redeem the Notes, in whole but not in part, on the fifth anniversary of the Issue Date (the “First Call Date”) and on any Interest Payment Date thereafter.

(b)      The redemption price payable by the Bank in the case of a redemption is the base redemption price, being: (i) 100% of the aggregate outstanding Principal Amount, plus (ii) accrued, due and unpaid interest, if any, but, for the avoidance of doubt, excluding the period from the end of the last Interest Payment Date through the Redemption Date, plus (iii) any other amounts accrued and unpaid under the Notes and this Second Supplemental Indenture (the “Base Redemption Price”).

(c)      Notwithstanding the foregoing the Bank and/or its Affiliates may redeem the Notes provided that the Bank is then and, on a pro forma basis following such purchase, will remain in compliance with the minimum reserve requirements for Common Equity, Tier 1 and Regulatory Capital, and satisfies the Additional Core Capital requirement set forth under CMN Resolution No. 4193 of 2013 and with other operational limits.

Section 3.03.          Optional Redemption Due to a Tax Event or a Regulatory Event.  (a) Subject to the approval of the Central Bank or any other applicable Brazilian Governmental Authority for such redemption (if such approval is then required), the Bank may (i) at any time after the First Call Date redeem the Notes in whole, but not in part, following the occurrence of a Tax Event, or (ii) at any time redeem the Notes in whole, but not in part, following the occurrence of a Regulatory Event.

(b)      In the case of redemption following either a Tax Event or a Regulatory Event, the Bank may redeem the Notes at a redemption price equal to the Base Redemption Price.

(c)      In the case of a Tax Event or a Regulatory Event, the Bank is required, prior to exercising the right of redemption, to deliver to the Trustee an Officers’ Certificate together with an Opinion of Counsel from Brazilian counsel, selected by the Bank, confirming that the Bank is entitled to exercise such right of redemption.  The Trustee shall be entitled to rely on such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

Section 3.04.       Notice of Redemption.  If the Bank exercises its option to redeem the Notes (subject to obtaining the approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required)), the Bank shall give the Trustee notice of redemption 60 days prior to the proposed Redemption Date (unless a shorter period of time is agreed upon) and the Holders written notice not less than 30 nor more than 60 days prior to the Redemption Date.

Section 3.05.       Suspension of Redemption.  If at any time before a Redemption Date, the Bank determines that payment of the Base Redemption Price or any other amounts due and payable under this Second Supplemental Indenture and the Notes, as applicable, would result in the Bank being in noncompliance with the minimum reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and also satisfies the Additional Core Capital requirement under Resolution No. 4,193, then the Bank shall suspend such payment, and interest on the Notes shall continue to accrue until such time as such payment would not result in such noncompliance.

(a)      In the case of suspension of redemption, as set forth above, the Bank must immediately deliver a certificate to Holders, with a copy to the Trustee, containing a certification that payment of the Base Redemption Price or any other amounts due and payable under this Second Supplemental Indenture and the respective Notes, as applicable, would result in the Bank being in noncompliance with the minimum reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fail to satisfy the Additional Core Capital requirement under Resolution No. 4, 193 and a detailed statement of facts giving rise to such suspension.

(b)      Notwithstanding the above, within 14 Business Days of becoming aware that it is in compliance with (or, if applicable, such a payment would no longer result in the Bank being in noncompliance with) the minimum reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and also satisfies the Additional Core Capital requirement under Resolution No. 4, 193, the Bank must make the payment of the Base Redemption Price to the Trustee or Paying Agent.

(c)      For the avoidance of doubt, the Notes shall not be deemed repaid and cancelled unless and until the Trustee or the paying agent (on behalf of the Holders of the Notes) shall have received the applicable payment, except for conversion of the Notes into Common Shares and Preferred Shares or their being extinguished in connection with a Conversion Event, as the case may be.

Section 3.06.         Repurchase.  (a) With the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), subject to the Repurchase Conditions, the Bank or any of its Affiliates may on the First Call Date and on any date thereafter repurchase any Notes in the open market or otherwise in any manner and at any price.  Such Notes may be (i) delivered to the Trustee to be promptly cancelled by it and disposed of (and shall no longer be considered part of the Bank’s capital) or (ii) resold; provided, that, any resale is in compliance with all relevant laws, regulations and directives.

(a)      Notwithstanding the foregoing, the Bank and/or its Affiliates may repurchase the Notes provided that the Bank is then and, on a pro forma basis following such purchase, will remain in compliance with the minimum reserve requirements for Common Equity, Tier 1 and Regulatory Capital, and satisfies the Additional Core Capital requirement set forth under CMN Resolution No. 4193 of 2013 and with other operational limits.

Section 3.07.         Special Rules for Action by Holders. (a) When Holders take any action under this Second Supplemental Indenture, such as giving a notice of default, approving any changes or waiver or giving the Trustee an instruction, the following rules shall apply:

(b)      Only Holders of Outstanding Notes shall be eligible to participate in any action by Holders of the Notes.  The Bank shall count only Outstanding Notes in determining whether the various percentage requirements for taking action have been met.  For these purposes, a Note shall not be deemed to be “Outstanding”: (i) if it has been surrendered for cancellation  or conversion; (ii) if the Bank has deposited or set aside, in trust for the Holder of Notes, money for its payment or redemption; or (iii) if the Bank or one of its Affiliates is the owner.

(c)      The Bank shall generally be entitled to set any day as a record date for the purpose of determining which persons are entitled to take action under this Second Supplemental Indenture.  Only the Trustee shall be entitled to set a record date for action by the Holders of Notes.  In the event that the Bank or the Trustee set a record date for an approval or other action to be taken by the Holders of Notes, that vote or action may be taken only by persons or entities who are Holders of Notes on the record date and must be taken during the period that the Bank specifies for this purpose, or that the Trustee specifies if it sets the record date.  The Bank or the Trustee, as applicable, may shorten or lengthen this period from time to time.  This period, however, may not extend beyond the 180th day after the record date for the action.  In addition, record dates for any Global Security may be set in accordance with procedures established by the Depositary from time to time.

ARTICLE 4
Conversion

Section 4.01.         (a) The Notes shall be converted in full on a permanent basis, in a minimum principal amount corresponding to the balance calculated based on the Tier 2

Capital, based on the Conversion Formula, to Common Shares and Preferred Shares of the Bank, through the capitalization of credits, observing the proportion between Common Shares and Preferred Shares to form Units by the time of the effective conversion, eligible for inclusion in Common Equity Tier 1 Capital, issued as part of the authorized capital of the Bank upon the occurrence of the following events, or other events as may be determined by the Central Bank or by any competent Brazilian Governmental Authority (each, a “Conversion Event”):

(i)      disclosure by the Bank, in the manner set forth by the Central Bank, that its Common Equity Tier 1 Capital is at a level lower than 4.5% of the RWA amount determined in accordance with Resolution No.4,193, or lower than any other rate that may be established by the Central Bank or any other competent Brazilian Governmental Authority;

(ii)      the execution of a commitment of capital contribution to the Bank, if the exception set forth in the heading of article 28 of Supplementary Law No. 101 of May 4, 2000 is verified;

(iii)     decree, by the Central Bank, of a temporary special administration regime or intervention in the Bank’s business;

(iv)    determination, by the Central Bank, based on criteria established by the CMN, of conversion of the Notes; or

(v)     the occurrence of an event provided for in the Statutory Loss Absorption Regime issued by any competent authority that results in a determination that the Bank has become a Non-Viable Institution.

(b)      A Conversion Event shall not occur in case of revision or republication of the documents used by the Bank as basis for disclosure of the proportion between the Common Equity Tier 1 Capital and the RWA, pursuant to item (a)(i) above.

(c)      A Conversion Event shall not be deemed a Payment Default and shall not accelerate the maturity of any other obligations of the Bank.

(d)      Upon the occurrence of a Conversion Event, the Bank shall take the following steps:

(i)      the Bank will notify Holders of such Conversion Event by providing a written notice, substantially in the form of Exhibit C hereto, to each Holder with a copy to the Trustee, for informational purposes only, within one Business Day from the date the Central Bank has determined the occurrence of a Conversion Event;

(ii)      the Holders may waive the right to receive Common Shares and Preferred Shares issued in connection with any such Conversion Event through a written notification to the Trustee, as set forth in Annex A to Exhibit C hereto, within two Business Days from the notification mentioned above, and if they exercise such right, or if for any other reason the Holders elect not to subscribe for the Common Shares and the Preferred Shares in a Conversion Event, the debt represented by the Notes shall be permanently extinguished for all legal purposes;

(iii)          the Board of Directors of the Bank shall take measures, within four Business Days from the date of the Central Bank determination of a Conversion Event, to effect an increase in the Bank’s capital, within the limit of the authorized capital, up to the maximum limit of Common Shares and Preferred Shares established under the terms above, in the amount equivalent to the debt balance represented by the Notes, for the purpose of issuing the Common Shares and Preferred Shares and the Bank shall instruct the Trustee to cancel such Notes in accordance with Section 2.11 of the Base Indenture;

(iv)          the capital increase mentioned herein shall be carried out through a capitalization of credits equivalent to the outstanding balance, plus accrued and unpaid interest thereon, of the then Outstanding Notes, pursuant to paragraph 2 of article 171 of the Brazilian Corporate Law, which defines the following procedures: (i) the credits owned by Holders are immediately transferred to the capital stock of the Issuer by the payment of capital that shall be made simultaneously with the Board of Directors’ Meeting that approves the capital increase; and (ii) possible amounts that may be paid by the shareholders as payment of capital as a result of the exercise of their respective preemptive rights shall be transferred to the Holders of the Notes, pro rata, and no further amounts shall be due in relation to the percentages of the exercise of the preemptive right;

(v)      the shareholders of the Bank may exercise their preemptive rights at the time the Bank’s capital increase is approved, subject to the terms of the Brazilian Corporate Law and the procedures described herein;

(vi)      the Bank shall issue shares in whole numbers in the conversion process of the Notes into Common Shares and Preferred Shares in a way that residual amounts of the Notes that do not reach the Conversion Price shall be extinguished permanently for all legal purposes and the Bank shall instruct the Trustee to cancel such Notes in accordance with Section 2.11 of the Base Indenture; and

(vii)     as long as the Notes remain outstanding, the Bank shall preserve the limit of authorized capital set forth in article 168 of Brazilian Corporate Law to allow for the conversion of the Notes into Common Shares and Preferred Shares.

Section 4.02.              For the purposes of the conversion of Notes into Common Shares and Preferred Shares, the Bank is hereby duly authorized to sign and execute any and all documents, including, but not limited to, subscription lists and take any action on behalf of the Holders, and shall direct the Trustee in writing, in accordance with the terms of the Indenture, to sign and execute subscription list (boletim de subscrição), as necessary

ARTICLE 5
Subordination

Section 5.01.         In addition to the terms and conditions governing subordination as set forth in Article 11 of the Base Indenture, the following provisions shall govern the subordination of the Notes, with the provisions of Sections 11.01, 11.02, 11.03 and 11.07 of the Base Indenture being superseded by this Article 5, unless not permitted by law.

Section 5.02.         Subject to applicable law, the Notes constitute the Bank’s direct, unsecured and subordinated obligations. Upon the Bank’s insolvency, liquidation, or dissolution, the rights and claims of the Holders of the Notes are and shall be subordinated to the rights and claims of the holders of all of the Bank’s Senior Liabilities.  To the extent permitted by applicable law, the rights and claims of Holders of the Notes shall rank prior to all holders of Common Equity Tier 1 Capital and Additional Tier 1 Capital, in accordance with and by virtue of the subordination provisions thereof, and equally with any other Parity Liabilities then outstanding.  Unless all principal of, or interest on, Senior Liabilities has been paid in full, no payment or other distribution may be made in respect of the Notes in the following circumstances: (a) in the event of any liquidation, moratorium of payments or insolvency or similar proceedings; or (b) (i) in the event and during the continuation of any default in the payment of principal of, any interest and other amounts due and payable on, any Senior Liabilities beyond any applicable grace period, or (ii) in the event that any event of default with respect to any Senior Liabilities has occurred and is continuing beyond any applicable grace period, permitting the holders of such Senior Liabilities (or a trustee) to accelerate the maturity of such Senior Liabilities, whether or not the maturity is in fact accelerated (unless, in the case of a payment default or event of default, such payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii).

Section 5.03.         If the Trustee or any Holders of the Notes receive any payment or distribution that is prohibited under the subordination provisions, then the Trustee, upon notice that such payments are prohibited by the subordination provisions and to the extent it has not distributed to Holders the amounts of such payment or distribution, or in the event such payment or distribution has been made to Holders, upon notice to Holders, the Holders shall have to repay that money to the holders of the Senior Liabilities or to the Bank, as the case may be.  In the event Trustee has distributed all or a portion of such amount to Holders, Trustee shall have no duty or obligation, and shall not be required, to recover the amounts so distributed.  The Trustee shall have no duty or obligation for determining whether the payment or distribution of funds it receives or holds for payment or distribution are prohibited by the subordination provisions and shall have no responsibility or liability for paying or distributing such funds absent prior receipt of notice that the payment or distribution of such funds are prohibited by such subordination provisions.

Section 5.04.         Notwithstanding the foregoing, all terms and provisions regarding the subordination of the Notes shall be subject to the Subordination Nucleus attached as

Exhibit A hereto. In the event of any conflict between the provisions of the Subordination Nucleus and any other provision set forth in the Base Indenture, this Second Supplemental Indenture, any other supplemental indenture, or the Prospectus Supplement, the provisions of the Subordination Nucleus shall prevail, as per article 14, II, of Resolution No. 4192 and any such conflicting provision shall be null and void.

ARTICLE 6
Merger and Similar Transactions

Section 6.01.         The provisions of Article 5 of the Base Indenture are superseded in their entirety by the provisions of this Article 6.

Section 6.02.         The Bank is generally permitted to merge or consolidate with or into another company, and to sell substantially all of its assets to another company if all of the following conditions are met:

(a)      if the Bank is not the successor company, the successor company must expressly agree to be legally responsible for the Notes and any other of the Bank’s liabilities and must be validly organized under the laws of any jurisdiction;

(b)      the merger, sale of assets or other transaction must not cause, after notice or passage of time, a Payment Default;

(c)      the Bank delivers an Opinion of Counsel to the Trustee stating that such consolidation, merger or sale, conveyance, transfer or lease and such supplemental indenture (if any) complies with this Article 6.02, and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture (if any) constitutes the legal, valid and binding obligation of Santander and such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(d)      the Bank delivers an Officers’ Certificate to the Trustee to the effect that immediately after giving effect to such consolidation, merger or sale, conveyance, transfer or lease, no Default shall have occurred and be continuing, such transaction and such supplemental indenture (if any) complies with this Article 6.02 and that all conditions precedent provided for herein relating to such transaction have been complied with.

Section 6.03.         If the conditions described above are satisfied, the Bank shall not need to obtain the approval of the Holders of a majority in aggregate Principal Amount of all the then Outstanding Notes in order to merge or consolidate or to sell its assets.  In addition, the conditions set out above only apply in the event that the Bank wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity.  The Bank shall not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the Bank acquires the stock or assets of another entity, any transaction that involves a change in its control but in which it does not merge or consolidate, and any transaction in which it sells less than substantially all of its assets.

Section 6.04.         In the event that the Bank merges, consolidates or sells substantially all of its assets, neither the Bank nor any successor shall have any obligation to compensate Holders of the Notes for any resulting adverse tax consequences relating to the Notes.

ARTICLE 7
Payment Default and Remedies

The provisions of Article 6 of the Base Indenture are superseded in their entirety by the provisions of this Article 7, except to the extent not permitted by law.

Section 7.01.         Payment Default.

(a)      If a Payment Default occurs and is continuing regarding the Notes, the Trustee may, upon direction from the Holder who have offered indemnity and/or other security or indemnity satisfactory to the Trustee as set forth in the Base Indenture, or if for any reason the Trustee is unwilling or unable to do so, then Holders may, to the fullest extent permitted by applicable law, institute bankruptcy or any similar proceedings against the Bank in any state or federal court in New York State, but may not declare the Principal Amount of any Outstanding Notes to be due and payable or pursue any other legal remedy with respect to amounts due on the Notes, including commencing a judicial proceeding for the collection of the sums due and unpaid on the Notes.  Nothing herein shall be deemed to constitute a waiver by the Trustee of its rights under Section 7.05 or otherwise under the Base Indenture.

(b)      If (i) by the earlier of: (A) 180 (one hundred and eighty days) days after the occurrence of a Payment Default; or (B) 20 (twenty) days prior to such date as a court of competent jurisdiction shall have specified as the last date for filing of claims by creditors in any bankruptcy or any similar proceeding relating to the Bank, its assets or creditors the Trustee has not instituted bankruptcy or any similar proceedings against the Bank with respect to amounts due on the Notes pursuant to the preceding sentence of this Section 7.01; (ii) the Trustee has notified any Holder of Notes that it is unable or unwilling to institute such proceedings; or (iii) a court of competent jurisdiction has determined that the Trustee is not permitted to pursue the remedies provided in clause (a) of this Section on behalf of the Holders of Notes, then, any Holder of Notes may pursue the remedies provided by this Section 7.01(b).  It being understood and intended that no Holder of Notes shall have any right in any manner by virtue of, or by availing of, any provision hereof to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or to seek to obtain priority or preference over any other Holder of Notes or to enforce any right under this Second Supplemental Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes.

Section 7.02.         Suits for Enforcement.

If a default in the performance, or breach, of any covenant, warranty or agreement of the Bank in this Second Supplemental Indenture (other than a Payment Default) has occurred and is continuing for a period of 90 (ninety) days after there has been given, by registered or certified mail, to the Bank by the Trustee or to the Bank and the Trustee by the aggregate Principal Amount of all the then Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and such default or breach has not been remedied, the Trustee, subject to Section 7.01 hereof may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant, warranty or agreement in this Second Supplemental Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy; it being understood that under this Section 7.02 the Trustee may not institute bankruptcy or any similar proceedings against the Bank, declare the Principal Amount of any Outstanding Notes to be due and payable, or commence a judicial proceeding for the collection of sums due and unpaid.

Section 7.03.         Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Bank, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders of Notes and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due the Trustee, its agents and counsel pursuant to Section 7.07 of the Base Indenture, and any other amounts due the Trustee under the Base Indenture.

Section 7.04.         Trustee May Enforce Claims Without Possession of Notes.

To the fullest extent permitted by applicable law, all rights of action and claims under this Second Supplemental Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 7.05.         Application of Money Collected.

Any money collected by the Trustee pursuant to this Article or, after a Payment Default, any money or property distributable in respect of the Bank’s obligations under the Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal and any Interest and other amounts due and payable under this Indenture and the Notes, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)      FIRST: To the payment of all amounts due the Trustee (including any predecessor Trustee) and the agents under the Base Indenture;

(b)      SECOND: Subject to the Base Indenture and the provisions of Section 7.08 hereof, to the payment of the amounts then due and unpaid for principal of and any Interest and other amounts due and payable on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, Interest and any other amounts under this Second Supplemental Indenture and the Notes, respectively; and

(c)      THIRD: To the Bank.

Section 7.06.                      Limitation on Suits.

(a)      To the fullest extent permitted by applicable law, no Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Second Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)      such Holder of Notes has previously given written notice to the Trustee of a continuing default (other than a Payment Default) in the performance, or breach, of any covenant, warranty or agreement of the Bank in this Second Supplemental Indenture;

(ii)      the Holders of a majority aggregate Principal Amount of all the then Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such default or breach in its own name as Trustee hereunder;

(iii)                 such Holder or Holders of Notes have offered to the Trustee indemnity or other security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request (including the reasonably incurred fees of its New York counsel and Brazilian counsel);

(iv)     the Trustee for 60 (sixty) days after its receipt of such notice, request and offer of indemnity and/or other security or has failed to institute any such proceeding; and

(v)      no direction inconsistent with such written request has been given to the Trustee during such 60 (sixty) day period by the Holders of a majority in aggregate Principal Amount of all the then Outstanding Notes;

it being understood and intended that no Holder of Notes shall have any right in any manner by virtue of, or by availing of, any provision hereof to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or to seek to obtain priority or preference over any other Holder of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such action or forbearance is unduly prejudicial to such Holders of Notes).  The provisions of this Section 7.06 shall not apply to the institution of bankruptcy or any similar proceedings against the Bank in accordance with Section 7.01.

Section 7.07.         Unconditional Right of Holders of Notes to Receive Payments When Due.

Subject to applicable law and Section 2.06 and Section 7.01 hereof, Holders of Notes shall have the right, which is absolute and unconditional, to receive payments on the Notes when such payments are due and payable in accordance with the terms of this Indenture and the Notes and such right shall not be impaired without the consent of such Holder of Notes.

Section 7.08.         Restoration of Rights and Remedies.

If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy hereunder and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of Notes, then and in every such case, subject to any determination in such proceeding, the Bank, the Trustee and the Holder of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

Section 7.09.         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.10.         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of Notes to exercise any right or remedy accruing upon any Payment Default shall impair any such right or remedy or constitute a waiver of any such Payment Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 7.11.         Control by Holders of Notes.

The Holders of a majority in aggregate Principal Amount of all the then Outstanding Notes shall have at all times the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that:

(a)      such direction shall not be in conflict with any rule of law or with this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;

(b)      the action would not be unjustly prejudicial to any Holders of Notes not taking part in such direction; provided that the Trustee shall be under no obligation to make such determination;

(c)      the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(d)      such Holders of Notes have offered to the Trustee indemnity and/or other security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

Section 7.12.         Waiver of Past Defaults.

The Holders of a majority in aggregate Principal Amount of all the then Outstanding Notes may, by giving written consent on behalf of the Holders of all the Notes, waive any past default hereunder and its consequences, except:

(a)      any Payment Default; or

(b)      any default in respect of a covenant or provision hereof which under Article 9 hereof cannot be modified or amended without the consent of the Holder of Notes of each Outstanding Note.

Upon any such waiver, such default shall cease to exist for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.13.         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party; provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Bank or the Trustee.

Section 7.14.         Waiver of Usury, Stay or Extension Laws.

The Bank covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Bank (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.15.         No Set-Off.

Subject to applicable law, each Holder of Notes, by accepting a Security, shall be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Notes or this Indenture (or between the Bank’s obligations with respect to the Notes and any liability owed by the Holder of Notes to the Bank) that they may otherwise have against the Bank.

ARTICLE 8
Substitution of Issuer

Section 8.01.         Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Bank shall be permitted, at any time at its sole discretion and without the consent of Holders, to substitute for the Bank its Grand Cayman Islands Branch for all purposes with respect to the Notes, subject only to any required regulatory approval.  In such case, all references to the Bank, Santander Brasil or the Issuer herein or in the Notes shall be deemed to include the phrase, “acting through its Grand Cayman Islands Branch,” as relevant.

ARTICLE 9
Amendments

Section 9.01.         The Bank may not make any amendment to the Notes at any time that would: (a) change the time for payment of interest on the Notes; or (b) reduce (i) the Principal Amount, (ii) the Interest or (iii) the redemption price for the Notes. Only upon the prior approval of the Central Bank or any other applicable Brazilian Governmental

Authority (if then required) may the Bank make any changes to the terms of the Notes and to this Second Supplemental Indenture, in each case as described below.

Notwithstanding the foregoing, if at any time, article 20 (item (viii) or paragraph 5), of Resolution No. 4,192 are amended to permit for the modification of the interest rates applicable to the Notes (or there is any other change in law, statute, or regulation enacted by any Brazilian Governmental Authority after the Issue Date that permits for the modification of the interest rates applicable to the Notes), then Interest will accrue on the then current Principal Amount of the Notes for each subsequent semi-annual period after the date that is five years from the Issue Date, at a rate equal to the Benchmark Reset Rate plus the Credit Spread without the prior consent of any Holder;

Section 9.02.         Changes Requiring Each Holder’s Approval.  The Bank may only make the following amendments to the Notes if it obtains the prior consent of Holders representing 100% of the principal amount of the Notes affected by the amendment: (a) waive a redemption payment on any Note; (b) change the currency of any payment on a Note other than as permitted by the Note; (c) change the place of payment on a Note; (d) reduce the percentage in the Principal Amount, the approval of whose Holders is needed to change this Second Supplemental Indenture or the Notes; (e) reduce the percentage in the Principal Amount, the consent of whose Holders is needed to waive the Bank’s compliance with the Indenture or to waive defaults; or (f) change the provisions of this Second Supplemental Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to in this Second Supplemental Indenture or to add to the provisions that cannot be changed or waived without approval.

Section 9.03.         Modification of Subordination Provisions.  The Bank may not amend this Second Supplemental Indenture or the Notes to alter the subordination of the Notes without the written consent of the Central Bank.

Section 9.04.         Changes Not Requiring Approval.  The following provisions in this Section 9.04 are in addition to the provisions set forth in Section 9.01 of the Base Indenture.

(a)      The Bank expects to qualify the Notes as Tier 2 Capital subject to the Central Bank’s approval. The Bank shall be permitted to, without the prior consent of Holders, amend the terms and conditions of the Notes at any time, and from time to time, in order to, and only to the extent necessary to, comply with any new resolution or written instruction of the Central Bank setting forth its requirements to qualify, or maintain the qualification of, the Notes as Tier 2 Capital, as amended or supplemented from time to time.

(b)      For the avoidance of doubt, no amendments are permitted without the prior consent of the Holders that would affect in any way the First Call Date and the ranking of the Notes (as described in Section 5.01 above), other than amendments that would not adversely affect Holders in any material respect.

(c)      Furthermore, no approval by Holders is required for, among other things, clarifications, changes to correct any inconsistency, defect, error or ambiguity in this Second Supplemental Indenture or the Notes, to make any change to conform this Second Supplemental Indenture or the Notes to any provision of the “Description of the Notes” in  the Prospectus Supplement, or changes that would not adversely affect the Notes in any material respect.

Section 9.05.         Changes Requiring Majority Approval.  Any other change to either this Second Supplemental Indenture or the Notes requires the approval by the Holders of a majority in aggregate Principal Amount of all the then Outstanding Notes.  The required approval must be given by written consent.  The same majority approval is required in the event that the Bank wishes to obtain a waiver of any of the covenants in this Second Supplemental Indenture.

ARTICLE 10
Miscellaneous

Section 10.01.       Effect of the Second Supplemental Indenture.  This Second Supplemental Indenture supplements the Base Indenture and shall be a part, and subject to all the terms, thereof.  The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.  All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law.  The provisions of this Second Supplemental Indenture are intended to apply solely to the Notes and the Holders thereof and shall not apply to any future issuance of Securities by the Bank and all references to provisions of the Base Indenture herein amended and restated or otherwise modified shall have effect solely with respect to the Notes contemplated in this Second Supplemental Indenture.  The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Second Supplemental Indenture.

Section 10.02.       No Liability of Directors, Officers, Employees and Stockholders.  Subject to mandatory provisions of applicable law, none of the Bank’s directors, officers, employees or stockholders shall have any liability for any of the Bank’s obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability, to the fullest extent permitted by applicable law, and such waiver and release are part of the consideration for the issuance of the Notes.

Section 10.03.       No Guarantee or Insurance.  In accordance with Resolution No. 4,192, the Notes are subordinated and unsecured obligations of the Bank and do not benefit from any guarantee or insurance coverage or similar structure that may compromise the subordination of the Notes and/or that may require or allow payments or transfers of funds to the Holders, directly or indirectly, by the Bank or any of its Affiliates.

Section 10.04.       No Reduction of Tier 2 Capital.  The total amount originally raised through the Notes shall not be modified, directly or indirectly, including by means of agreements that establish the Bank’s obligation to compensate the Holders if a new note with better payment conditions is issued, except pursuant to any repurchase or redemption authorized under Resolution No. 4,192.

Section 10.05.       No Change in Periods or Conditions for Payment. The conditions for payment of amounts due on the Notes shall not be subject to variation after the Issue Date, including as a result of the change of credit quality of the Bank.

Section 10.06.       No Financing.  In accordance with Resolution No. 4,192, the Bank may not, directly or indirectly, finance the purchase of the Notes.

Section 10.07.       Governing Law.  This Second Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.  The subordination provisions of the Notes, including the Subordination Nucleus attached as Exhibit A to this Indenture, shall be governed by, and construed in accordance with, the laws of Brazil.

Section 10.08.       Jurisdiction. The courts of the State of New York sitting in the Borough of Manhattan, The City of New York, New York, United States shall have jurisdiction to settle any disputes that may arise out of or in connection with this Second Supplemental Indenture and the Notes (including any dispute relating to any non-contractual obligations arising out of or in connection with this Second Supplemental Indenture and the Notes) and, accordingly, any legal actions or proceedings arising out of or in connection with this Second Supplemental Indenture and the Notes may be brought in such courts. The Bank is, pursuant to the Indenture, irrevocably subject to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, The City of New York, New York, United States.

To the extent that the Bank may be entitled, in any  jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Second Supplemental Indenture to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereign immunity or otherwise) from suit, from the jurisdiction of any court (including, but not limited to, any court of the United States of America or the State of New York) or from any legal process with respect to itself or its property, from attachment prior to judgment, from set-off, from execution of a judgment, from the grant of injunctive relief, whether prior to or after judgment, or from any other legal process (including, without limitation, in relation to enforcement of any arbitration award), and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Bank hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity and consents to the grant of any such relief.

Section 10.09.       Trustee Makes No Representation.  Neither the Trustee nor any of its agents shall be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Second Supplemental Indenture or the Notes or for or in respect of the recitals or statements contained herein and in the Notes, all of which are made solely by the Bank and not the Trustee and the Trustee assumes no responsibility for the correctness thereof.  The Trustee shall not be accountable for the use or application by the Bank of the Notes or of the proceeds thereof.

Section 10.10.       Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of this Second Supplemental Indenture.

Section 10.11.       Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them shall represent the same agreement.  The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 10.12.       The Trust Indenture Act.  This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act or incorporated by reference pursuant to the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 10.13.       The Trustee.

(a)      Notwithstanding anything to the contrary contained in the Indenture, the Trustee shall have no duty or obligation whatsoever, to take any action or refrain from taking any action including, without limitation, any action at the instruction or direction of the Holders, with respect to:

(i)      any action taken or not taken by the Bank, as determined by the Bank in its sole discretion, to comply with any direction or instruction from, or any law, rule, regulation, resolution or order issued by, the Central Bank, any applicable Brazilian Governmental Authority, the Bank of Spain or any other regulator of competent jurisdiction with respect to regulatory capital, including, by way of example and not by way of limitation:

(A)     any non-payment and/or suspension, non-accrual and non-accumulation and/or extinguishment of amounts payable with respect to the Notes (including by way of example and not by way of limitation, suspension of payment of Non-Principal Payments or any other payments with respect to the Notes or any payments in connection with a redemption);

(B)     any amendments to the Notes without Holder approval (even if such amendments have an adverse impact on the
Holders);

(C)     any write-down of any payment of Principal Amounts of the Notes or amounts accruing on the Notes to offset losses incurred by the Bank, even if such write-down reduces the value of the Notes to zero;

(D)     the conversion of the Notes to Common Shares or Preferred Shares of the Bank or their being extinguished in connection with a Conversion Event; or

(E)      the giving of any notice to the Holders or the Depositary with respect to any such action taken or not taken by the Bank;

(ii)      any action taken or not taken by the Bank in the event the Bank is not in compliance with any regulatory capital requirements; or

(iii)     any action taken by any relevant authority pursuant to a Statutory Loss Absorption Regime.

(b)      By its acquisition of the Notes, each Holder, to the extent not prohibited by the Trust Indenture Act, waives any and all claims against the Trustee for, and agrees not to initiate a suit against Trustee with respect to, and agrees that Trustee shall not be liable for any action taken or not taken by Trustee, with respect to, the events encompassed by Section 10.13(a) and (f).

(c)      Holders of the Notes that acquire the Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the terms of the Indenture to the same extent as if such Holders acquired the Notes upon the Issue Date.

(d)      The Bank’s obligations to the Trustee as contained in the Indenture including, by way of example and not by way of limitation, the Bank’s obligation to indemnify the Trustee pursuant to Section 7.07 of the Base Indenture and the Trustee’s rights as contained in Sections 6.10 and 7.07 of the Base Indenture, shall survive and remain in full force and effect notwithstanding the conversion of the Notes on a permanent basis to Common Shares or Preferred Shares of the Bank or their being extinguished in connection with a Conversion Event, the write-down of the Notes or any action taken by any relevant authority pursuant to a Statutory Loss Absorption Regime.

(e)      The Trustee makes no representations, and shall not be liable with respect to, the information set forth in the Prospectus Supplement.

(f)      By its acquisition of the Notes, each Holder of the Notes acknowledges and agrees that, with respect to the occurrence of the events encompassed by Section 10.13(a), (i) the Trustee shall not be required to take any further directions from Holders of the Notes under the Indenture, which authorizes the Holders of a majority in aggregate Principal Amount of all the then Outstanding Notes to direct certain actions relating to the Notes (even if such event reduces the value of the Notes to zero), and (ii) the

Indenture shall impose no duties upon the Trustee whatsoever with respect to the occurrence of any event encompassed by Section 10.13(a) following the completion of such event, if any Notes remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Outstanding Notes following such event.

(g)      In the event that a Default has occurred and the Trustee receives a direction from Holders to institute proceedings in Brazil (or such other jurisdiction in which the Bank may be organized) for an event encompassed by Section 10.13(a), then if a suspension of any such event shall commence before the Trustee shall have instituted such proceedings, the Trustee shall be directed not to and shall not be required to initiate such proceedings and, to the extent set forth in the Indenture, shall not be liable to any Holder in respect of not having commenced such proceedings.

(h)      By its acquisition of the Notes, each Holder acknowledges and agrees that any event encompassed by Section 10.13(a) with respect to the Notes shall not give rise to a Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act and (ii) Section 7.01(b) and Section 7.05 of the Base Indenture.  The events encompassed by Section 10.13(a) shall not constitute a Payment Default under the Indenture.

(i)      The Trustee shall have no duty or responsibility to monitor or investigate the Bank’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Second Supplemental Indenture or the Notes.

(j)      The Trustee shall not be responsible to make any calculation with respect to any matter under this Second Supplemental Indenture or the Notes.

(k)      Neither the Trustee nor any agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Shares or Preferred Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any agent makes any representation with respect thereto.

(l)      Neither the Trustee nor any agent shall be responsible for any failure of the Bank to make any cash payment or to issue, transfer or deliver any Common Shares or Preferred Shares or any stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and any agent shall not be liable for any failure of the Bank to comply with such covenants of the Bank contained in this Second Supplemental Indenture.

(m)        No provision of this Supplemental Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which, as a result thereof, the Trustee shall become subject to service of process, taxation or other consequences that, in the sole determination of the Trustee, are adverse to the Trustee, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BANCO SANTANDER (Brasil) S.A. as the Company
By:	/s/ Carlos A. López Gálan
Name: Carlos A. López Gálan
Title: Executive Vice-President

By:	/s/ Ronaldo Morimoto
Name: Ronaldo Morimoto
Title: Director

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE BANK OF NEW YORK MELLON as the Trustee

By:	/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

Exhibit A
SUBORDINATION NUCLEUS

This Subordination Nucleus is included as Exhibit A to the Second Supplemental Indenture and comprises the requirements of articles 14 and 24 of CMN Resolution No. 4192, dated March 1, 2013 (“Resolution No. 4192”).

1.	Clauses showing compliance with the requirements of article 20 of Resolution No. 4192:

(i)           Pursuant to article 20, I, II and III, and article 21, I, of Resolution No. 4192, the Subordinated Debt Notes shall be issued in registered form, be fully paid in cash and shall not have a maturity, redemption or amortization date prior to five years from the Issue Date, as set forth below:

Form, Subscription in Cash and Maturity

i. Form: The Subordinated Debt Notes will be issued as registered notes.

ii. Subscription and payment in cash: The Subordinated Debt Notes may be issued in one single Serie, consideration for which shall be paid to the Issuer in cash on the Issue Date thereof.

iii. Maturity: The Subordinated Debt Notes shall not have maturity date before five (5) years from the Issue Date have elapsed, and they may not be amortized, redeemed or re-purchased prior to such period of five (5) years from the Issue Date.

(ii)           Pursuant to article 20, IV, of Resolution No. 4192, the payment of all amounts due and payable under the Subordinated Debt Notes shall, in the case of dissolution of the Issuer, be subordinated to the Issuer’s other obligations, except for payment of the elements comprising the Issuer’s Common Equity Tier I Capital (Capital Principal) and Additional Tier I Capital (Capital Complementar), as set forth below:

Status; Subordination Provisions

i. Status: The Subordinated Debt Notes constitute the Issuer’s unsecured and subordinated obligations.

ii. Subordination: The Subordinated Notes are subordinated to the right of payment to all existing or future Senior Liabilities of the Issuer in accordance with the terms set forth in this Subordination Nucleus.

Subject to applicable law (A) the rights and claims of Debt Noteholders are and will be, upon the insolvency, liquidation or dissolution of the Issuer, subordinated in right of payment and subject to prior payment in full of all principal, premium, if any, interest and any other amounts due or to become due on all Senior Liabilities, except for payment of elements forming the Issuer’s Common Equity Tier I Capital (Capital Principal) and Additional Tier I Capital (Capital Complementar), and (B)(i) the Subordinated Debt Notes shall rank pari passu among

Ex.A-1

themselves, and (ii) the rights and claims of Debt Noteholders shall rank pari passu with the rights and claims of holders of Parity Liabilities.

(iii)           In accordance with article 20, V, of Resolution No. 4192, any re-purchase or early redemption of the Subordinated Debt Notes, even indirectly, through an entity of the conglomerate or a controlled non-financial entity, shall be subject to prior approval by the Central Bank, as set forth below:

(i)           Re-Purchase: Subject to prior approval by the Central Bank (in accordance with article 20, V, and article 21 of Resolution No. 4192) or any other competent Brazilian Governmental Authority if necessary at such time, the Issuer or any of its Affiliates may, at any time subsequent to the date that is five (5) years from the Issue Date,  make open market re-purchases of the Subordinated Debt Notes or purchase the Subordinated Debt Notes otherwise and at any price, provided that the Issuer is then and, on a pro forma basis following of such purchase, will remain in compliance with the minimum requirements for Common Equity Tier I Capital (Capital Principal), Tier I Capital and Regulatory Capital (Patrimônio de Referência), and satisfies the Additional Core Capital (Adicional de Capital Principal) requirement set forth under CMN Resolution No. 4193, of 2013 and other operational limits.

(ii)           Redemption: Provided that such redemption does not adversely affect the financial condition or solvency of the Issuer and/or of the Santander Group, subject to prior approval by the Central Bank ( in accordance with article 20, V, and article 21 of Resolution No. 4192) or any other competent Brazilian Governmental Authority, if necessary at such time, the Issuer or any of its Affiliate may, at least five (5) years after the Issue Date and subsequently on each interest payment date, redeem the Subordinated Debt Notes, in whole, but not in part, provided that the Issuer is then and, on a pro forma basis following such redemption, will remain in compliance with the minimum requirements for Common Equity Tier I Capital (Capital Principal), Tier I Capital and Regulatory Capital (Patrimônio de Referência), and satisfies the Additional Core Capital (Adicional de Capital Principal) requirement set forth under CMN Resolution No. 4193, of 2013 and other operational limits.

(iii)           Optional Redemption for Tax Reasons: Subject to prior approval by the Central Bank or any competent Brazilian Governmental Authority if necessary at such time, the Issuer may, at any time subsequent to the date that is five (5) years from the Issue Date, redeem the Subordinated Debt Notes, in whole, but not in part, at any time upon irrevocable notice to the Fiduciary Agent, at least sixty (60) days and to the Debt Noteholders at least thirty (30) and  at most 60 days in advance, if (i) for reasons out of its control, the Issuer shall be required to pay additional amounts in excess of the additional amounts that would be required to be paid in relation to deductions or withholdings at a rate (a) of 15% (fifteen percent) in Brazil; or (b) 25% (twenty five percent) in Brazil over the amounts paid to residents and domiciled in countries in which there is an income tax exemption or if such tax’s rate is not greater than 20% (twenty percent) or in countries or regions which impose restrictions to the disclosure of (x) shareholding structures; (y) investment ownerships; (z) final addressees of incomes paid to non-resident persons, in accordance with Law No. 9.779, of January 19, 1999, as a

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result of any change or amendment to the laws or regulations of Brazil, or any change in the application or official interpretation of such laws or regulations (including any decision issued by court of competent jurisdiction), which are approved or enacted or that become effective subsequent to the Issue Date, provided that the Issuer may not redeem the Subordinated Notes at any time prior to the date that is (5) five years from the Issue Date, or (ii) there is an increase in the fiscal rates applicable in one jurisdiction in the date in which one payment agent of the Notes is appointed by the Issuer in such jurisdiction and, in any of the abovementioned events, the Issuer cannot avoid the obligation after having taken the legal measures available therefor.

(iv)           Optional Redemption due to Regulatory Event: The Issuer may redeem or purchase the Subordinated Debt Notes, in whole, but not in part, upon irrevocable notice to the Fiduciary Agent at least sixty (60) days in advance and to the Debt Noteholders at least thirty (30) days and at most sixty (60) days, if the Issuer certifies that a Regulatory Event has occurred. The Optional Redemption due to a Regulatory Event shall be subject to Central Bank’s prior approval or of any competent Brazilian Governmental Authority, if necessary, after the Notes are qualified as Additional Tier I Capital (Capital Complementar).

(iv)           In accordance with article 20, VI, of Resolution No. 4192, the Subordinated Notes may only be redeemed at the Issuer’s option, as set forth below:

Redemption at the Issuer’s Option: The Subordinated Debt Notes may only be redeemed at the Issuer’s option.

(v)           In accordance with article 20, VII, of Resolution No. 4192, the Subordinated Debt Notes shall be unsecured and shall not benefit from any insurance coverage or any other structure that requires or allows payments or transfers of funds, directly or indirectly to Debt Noteholders, by the Issuer, any entity of the conglomerate or any controlled non-financial entity, as set forth below:

No Guarantee or Insurance: The Subordinated Debt Notes are subordinated and unsecured obligations of the Issuer and do not benefit from any guarantee or insurance coverage pursuant to its policies or similar structure that may compromise the subordination of the Subordinated Debt Notes and/or that may require or allow payments or transfers of funds to the Debt Noteholders, directly or indirectly, by the Issuer or any of its Affiliates.

(vi)           In accordance with article 20, VIII, of Resolution No. 4192, the Subordinated Debt Notes shall not contain sections that provide for variation of term and conditions for payment of the remuneration between issuance and maturity of the Subordinated Debt Notes, including as a result of the change of credit quality of the Issuer, as set forth below:

No Change of Term or Conditions for Payment of Remuneration: The term and conditions for payment of remuneration due on the Subordinated Debt Notes set forth in the Indenture shall not be subject to variation after the Issue Date, including as a result of the change of credit quality of the Issuer.

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(vii)         In accordance with article 20, IX, of Resolution No. 4192, the Issuer shall not, directly or indirectly, finance the purchase of the Subordinated Debt Notes, as set forth below:

No Financing: The Issuer shall not, directly or indirectly, finance the purchase of the Subordinated Debt Notes, as set forth in Resolution No. 4192.

(viii)           In accordance with article 20, X, XI and XII, of Resolution No. 4192, the Subordinated Debt Notes shall provide for the conversion into shares of the Issuer eligible for inclusion in Common Equity Tier I Capital (Capital Principal) on a permanent basis, in a minimum amount corresponding to the balance  calculated based on the Tier II Capital, upon the occurrence of any of the following:

(a)
disclosure by the Issuer, in the manner set forth by the Central Bank, that its Common Equity Tier I Capital (Capital Principal) is in a level lower than 4.5% of the RWA amount determined in accordance with Resolution 4.193;

(b)	execution of a commitment of capital contribution to the Issuer, if the exceptions set forth in the caput of article 28 of Supplementary Law n° 101, as of May 4, 2000 is verified;
(c)	decree, by the Central Bank, of a temporary special administration regime or an intervention in the business of the Issuer; or
(d)	determination, by the Central Bank, based on criteria established by the National Monetary Council, of conversion of the Subordinated Debt Notes.

The above-mentioned conversion shall not occur in case of revision or republication of the documents used by the Issuer as basis for disclosure of the proportion between the Common Equity Tier I Capital (Capital Principal) and the RWA amount, pursuant to item (a) above.

Occurrence of any of the events described in items (a) through (d) above, as well as in the above paragraph, shall not be considered an Event of Default or accelerate the maturity of any obligations of the Issuer, as set forth below:

Conversion: The Subordinated Debt Notes shall be converted on a permanent basis,  in an amount at least corresponding to the balance calculated based on the Tier II Capital,  to Common Shares and Preferred Shares of the Issuer, observing the proportion between Common Shares and Preferred Shares to form Units by the time of the effective conversion, eligible  for inclusion in Common Equity Tier I Capital (Capital Principal), under the terms of the formula below, and the Common Shares and Preferred Shares being issued as part of the authorized capital of the Issuer, upon the occurrence of the following events, or other events as may be determined by the Central Bank or by any competent Brazilian Governmental Authority (each, a “Conversion Event”):

(a)
disclosure by the Issuer, in the manner set forth by the Central Bank, that its Common Equity Tier I Capital (Capital Principal) is in a level lower than 4.5% of the RWA amount determined in accordance with Resolution 4.193, or lower than any other rate that may be established by the Central Bank or any other competent Brazilian Governmental Authority;

Ex.A-4

(b)	execution of a commitment of capital contribution to the Issuer, if the exception set forth in the caput of article 28 of Supplementary Law No. 101, as of May 4, 2000 is verified;
(c)	decree, by the Central Bank, of a temporary special administration regime or an intervention in the business of the Issuer;
(d)	determination, by the Central Bank, based on criteria established by the National Monetary Council, of conversion of the Subordinated Debt Notes; or
(e)	the occurrence of an event provided in the Statutory Loss Absorption Regime issued by any competent authority that results in a determination that the Issuer has become a Non-Viable Institution.

The above-mentioned conversion shall not occur in case of revision or republication of the documents used by the Issuer as basis for disclosure of the proportion between the Common Equity Tier I Capital (Capital Principal) and the RWA amount, pursuant to item (a) above.

The occurrence of any of the events described in items (a) to (e) above, as well as in the above paragraph, or of other events that may be determined by the Central Bank or by any competent Brazilian Governmental Authority, shall not be deemed an Event of Default and shall not accelerate the maturity of any obligations of the Issuer.

The number of Common Shares and Preferred Shares that the Debt Noteholders shall be entitled to receive due to the conversion shall be defined by applying the following formula:

Number =              Issuance Amount
Conversion Price

Where:

Number = Number of Common Shares and Preferred Shares, in the proportion of the Issuer’s Units

Issuance Amount = Outstanding balance of the Subordinated Debt Notes, plus accrued and unpaid interest thereon, if any, converted into Reais based upon the United States of America dollar sale rate calculated using the PTAX-800, option 5, transaction published by SISBACEN on the date preceding the conversion date.

Conversion Price = The higher of (a) the weighted average price of the Units in the trading session of BM&FBovespa of the last thirty (30) days prior to the date of the Meeting of the Board of Directors that approves the increase of the capital stock, and (b) the floor price corresponding to six Reais and ninety three cents (R$ 6.93) per share (“Floor Price”). The abovementioned weighted average pricing of the Units in BM&F Bovespa’s trading session or the Floor Price shall be divided by the number of shares that make up a Unit at the time of conversion in order to calculate the issuance price per share. The Floor Price shall be subject to future adjustments due to the following corporate events: splitting or grouping of shares or bonus shares and capital decrease

Ex.A-5

without decreasing the number of shares, or any other corporate event subject to adjustments in the amount of shares or price pursuant to the rules of BM&FBovespa (the “Adjustments”), as determined by the Board of Directors of the Issuer. The scope of the Adjustments is to preserve the proportionality of the economic basis of the conversion of the Subordinated Debt Notes into Common Shares and Preferred Shares.

Considering (i) the Issuance Amount of Subordinated Debt Notes of three billion Reais (R$ 3,000,000,000.00); and (ii) the Floor Price, the maximum number of Common Shares and Preferred Shares that may be delivered to the Debt Noteholders due to the conversion, based on the date of issuance of the Subordinated Notes, shall be forty five billion, four hundred and thirty one million, six hundred thousand and two hundred and two (45,431,600,202) shares (including Common Shares and Preferred Shares), subject to the Adjustments.

The Board of Directors shall be responsible for determining the necessary Adjustments in the thirty (30) days following the event requiring the Adjustments, subject to the prior approval of the Central Bank.

If the Subordinated Debt Notes are converted into Common Shares and Preferred Shares of the Issuer as a result of any of the events described above, the following steps shall be taken:

(a)           The Issuer shall send a written notice to the Debt Noteholders, with copy to the Fiduciary Agent, to inform with respect to a Conversion Event, notice which shall be sent in one (1) business day counted as from the date of determination by the Central Bank of a Conversion Event;

(b)           The Debt Noteholders may waive the right to receive the Common Shares and the Preferred Shares which will be issued in result of a Conversion Event, through a notification sent to the Fiduciary Agent in no longer than two (2) business days counted as from the date of receipt of the abovementioned notice and, in case they exercise such right, or in case, by any other reason the Common Shares and the Preferred Shares are not subscribed, the debt represented by the Instruments shall be permanently extinguished for all legal purposes;

(c)           The Board of Directors will take the necessary measures, within four (4) business days from the date of the Central Bank determination of a Conversion Event, to carry out an increase in the Issuer’s capital stock, within the limit of the authorized capital, up to the maximum limit of Common Shares and Preferred Shares established under the terms above, in the amount equivalent to the debt balance represented by the Subordinated Debt Notes, for the purpose of issuing the Common Shares and Preferred Shares;

(d)           The abovementioned capital increase shall be performed by means of a credit capitalization represented by the debt balances of the Subordinated Debt Notes, pursuant to §2 of article 171 of the Brazilian Corporate Law, whose systematic establishes that (i) the credits owned by the Debt Noteholders shall immediately be part of the Issuer’s corporate capital by means of paying up simultaneously to the occurrence of the Board of

Ex.A-6

Directors’ Meeting which approves the capital increase; and (ii) any amounts that may be paid by the shareholders as capital paying up as a result of the exercise of their respective preemptive rights shall be transferred to the Debt Noteholders, on a pro rata basis, so that nothing more is owed in relation to the percentage of the preemptive right exercise;

(e)           The shareholders of the Issuer may exercise their preemptive rights at the time that the Issuer’s capital increase is approved, pursuant to the dispositions of the Brazilian Corporate Law and observed the paying up systematic abovementioned;

(f)           The Issuer shall only issue shares in whole numbers in the conversion process of the Subordinated Debt Notes into Common Shares and Preferred Shares in a way that residual amounts of the Subordinated Debt Notes that does not reach the Conversion Price shall be extinguished permanently for all legal purposes.; and

(g)           As long as the Subordinated Debt Notes remain outstanding, the Issuer shall preserve the limit of authorized capital set forth in article 168 of Brazilian Corporate Law to allow the conversion of the Subordinated Debt Notes into Common Shares and Preferred Shares.

(ix)           In accordance with article 20, paragraph 1, of Resolution No. 4192, the Indenture and the Subordinated Debt Notes shall be governed by, and construed in accordance with, specific governing laws and subject to certain jurisdictions, as set forth below:

Governing Law: The Indenture, the Subordinated Debt Notes and any non-contractual obligations in connection therewith shall be governed by and construed in accordance with the laws of the State of New York, provided that the provisions contained in this Subordination Nucleus, imposed on the Issuer for the Subordinated Debt Notes to qualify as Tier II Capital under Resolution No. 4192, shall be governed by and construed in accordance with the Brazilian laws.

Jurisdiction: The courts of the State of New York shall have jurisdiction to settle any disputes that may arise out of the Subordinated Debt Notes or the Indenture (including any dispute relating to any non-contractual obligations arising out of or in connection with the Subordinated Debt Notes or the Indenture) and, accordingly, any legal actions or proceedings arising out of the Subordinated Debt Notes or the Indenture (“Proceedings”) may be brought in such courts. The Issuer is, pursuant to the Indenture, irrevocably subject to the jurisdiction of the courts of the State of New York.

(ix)           The Debt Noteholder shall have no right to accelerate future schedule of payments of interest or capital, except in case of the Issuer’s insolvency or liquidation, as set forth below:

No Acceleration: The Debt Noteholder shall have no right to accelerate future schedule of payments of interest or capital, except in case of the Issuer’s liquidation, observing the provisions of Clause 1 (ii) of this Exhibit and article 20, IV, of Resolution No. 4192.

Ex.A-7

2.
Clause providing that, pursuant to article 14, II of Resolution No. 4192, any provision in the Indenture, the Subordinated Debt Notes or  any other ancillary document shall be null and void to the extent that it impairs the fulfillment of, or conflicts with the requirement established in article 20 of Resolution No. 4192, as set forth below:

Conflicts: In the event of any conflict between the provisions of this Subordination Nucleus and any other provision set forth in the Indenture itself, any Transaction Document with respect to any Series of the Subordinated Debt Notes, the provisions of this Subordination Nucleus shall prevail, as per article 14, II, of Resolution No. 4192 and any such conflicting provision shall be null and void.

3.	Clause of each ancillary document providing, pursuant to article 15 of Resolution No. 4192, for the subordination of such document to the terms of the main document:

(i)           Clause 1 of the Subordinated Debt Note providing, pursuant to article 15 of Resolution No. 4192, for the subordination of such instrument to the Indenture:

”Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of this Note include those stated in or otherwise provided in accordance with the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and Holders should refer to the Indenture and the Trust Indenture Act for a statement of all such terms. In the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.”

4.
Clause providing that, pursuant to article 14, III, and sole paragraph of Resolution No. 4192, any amendment, change or revocation affecting the provisions of this Subordination Nucleus will be subject to prior approval by the Central Bank, as set forth below:

The execution of any amendment, change or revocation of any provision of this Subordination Nucleus is subject to the prior authorization of the Central Bank.

5.	Summary of the transaction, pursuant to article 14, IV, of Resolution No. 4192:

a) nature of the capital raise: capital raise to be used in general activities of the Issuer;

b) amount raised: US$ 1,247,712,527.00;

c) maturity date: 01.29.2024;

d) unit par value: US$ 150,000.00 and integral multiples of US$ 1.00 in excess of such minimum unit par value.

e) interest rate: 6.000% per annum on the principal amount payable by the Issuer, semi-annually, provided that if, at any time, article 20, item VIII, paragraph 5 of Resolution be

Ex.A-8

amended to permit for the modification of the interest rate applicable to the Subordinated Debt Notes (or there is any other change in law, statute, or regulation enacted by any Brazilian Governmental Authority after the Issue Date that permits the modification of the interest rates applicable to the Subordinated Debt Notes), then the interest on the Subordinated Debt Notes will accrue on the principal amount due for each subsequent semester, as follows: after the date that is five (5) years from the Issue Date it will apply a rate equal to the Benchmark Reset Rate plus the Credit Spread.

f) structure of the flow of disbursements related to interest payments: interest shall be paid on a semi-annual basis as from 7.29.2014.

g) the Subordinated Debt Notes shall be book-registered at the The Depository Trust Company – DTC and at their direct and indirect participants, including the Euroclear Bank S.A./N.V., as operator of the Euroclear system.

6.	Definitions:

For purposes of this Subordination Nucleus, capitalized terms used herein and not otherwise defined shall have the following meanings:

“Additional Core Capital (Adicional de Capital Principal)” means the additional core capital required pursuant to Resolution 4193.

“Additional Tier I Capital (Capital Complementar)” means the capital determined pursuant to article 6 of Resolution No. 4192, which has been authorized or will become authorized by the Central Bank to be eligible to Tier I Capital of Regulatory Capital (Patrimônio de Referência).

“Adjustments” means the adjustments to the Floor Price or to the maximum number of Common Shares and Preferred Shares that may be delivered to the Debt Noteholders in connection with a conversion resulting from a Conversion Event, and which shall result from the following corporate events: splitting or grouping of shares or bonus shares and capital decrease without decreasing the number of shares, or any other corporate event subject to adjustments in the amount of shares or price pursuant to the rules of BM&FBovespa.

“Affiliate” means any legal entity related to the Issuer  as part of the same financial conglomerate or consolidated economic-financial group, including a controlled non-financial entity.

“Benchmark Reset Rate” means (i) the rate per annum corresponding to the semi-annual equivalent yield to maturity, under the heading that represents the average for the week immediately prior to the Benchmark Reset Date (as defined below), appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the U.S. Federal Reserve and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the 5-Year U.S. Treasury Bond or (ii) if such release (or any successor release) is not published during the week preceding the applicable Benchmark Reset Date (as defined below) or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the 5-Year U.S. Treasury Bond, calculated by United States

Ex.A-9

dealers appointed by the Issuer using a price for the 5-Year U.S. Treasury Bond (expressed as a percentage of its principal amount) equal to the average of the quotations obtained with the US dealers for the applicable Benchmark Reset Date (as defined below). The Benchmark Reset Rate will be calculated on the third (3rd) business day preceding the applicable Benchmark Reset Date and will be reset on each successive fifth anniversary of the Issue Date (each a “Benchmark Reset Date”).

“BM&FBovespa” means BM&FBovespa S.A. – Bolsa de Valores, Mercadorias e Futuros.

“Brazilian Corporate Law” means Law No. 6404, of December 15, 1976, as amended.

“Brazilian Governmental Authority” means, as applicable, the government of Brazil, or any federal, state or local political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or any other person that has authority or exercises executive, legislative, judicial, tax, regulatory or administrative  functions in the government or related to the government, with authority over the Issuer.

“Central Bank” means the Central Bank of Brazil or any Brazilian Governmental Authority successor thereto with respect to its current functions as regards this Subordination Nucleus.

“Common Equity Tier I Capital (Capital Principal)” means capital determined pursuant to articles 4 et seq. of Resolution No. 4192 and included in Tier I Capital of Regulatory Capital (Patrimônio de Referência).

“Common Shares” means the Issuer’s common shares, fully paid, representing a portion of the Issuer’s capital stock and that grant the holders thereof voting right in general meetings.

“Conversion Event” means each event that shall result in the conversion of the Notes into Common Shares and Preferred Shares, including: (i) disclosure by the Issuer, in the manner set forth by the Central Bank, that its Common Equity Tier I Capital (Capital Principal) is at a level lower than 4.5% of the RWA amount determined in accordance with Resolution No. 4193, or lower than any other rate that may be established by the Central Bank or any other competent Brazilian Governmental Authority; (ii) execution of a commitment of capital contribution to the Issuer, if the exception set forth in the caput of article 28 of Supplementary Law No. 101, as of May 4, 2000 is verified; (iii) decree, by the Central Bank, of a temporary special administration regime or an intervention in the business of the Issuer; (iv) determination, by the Central Bank, based on criteria established by the National Monetary Council, of conversion of the Subordinated Debt Notes; or (v) the occurrence of an event provided for in the Statutory Loss Absorption Regime issued by any competent authority that results in the determination that the Issuer has become a Non-Viable Institution.

“Credit Spread” means 4.388%.

“Event of Default” means when the Issuer fails to pay or set aside for payment the amount due to satisfy any payment on the Subordinated Debt Notes when due and payable and such failure continues for a period of fourteen (14) days.

Ex.A-10

“Fiduciary Agent” means the institution The Bank of New York Mellon which shall perform the activities of fiduciary agent of the Debt Noteholders, or any institution that may succeed it in this function.

“Floor Price” means the floor price corresponding to six Reais and ninety three cents (R$ 6.93) per Unit, subject to the Adjustments, for purposes of calculation of the price of conversion of the Subordinated Debt Notes into Common Shares and Preferred Shares.

“Indenture” means the indenture, dated as of January 29, 2014, between the Issuer and the Trustee, and the Second Supplemental Indenture, dated as of January 29, 2014, between the Issuer and the Trustee, as amended from time to time.

“Issue Date” means, in respect of any Subordinated Debt Note or Subordinated Debt Notes, the date of issue of such Subordinated Debt Note or Subordinated Debt Notes.

“Issuer” means Banco Santander (Brasil) S.A.

“Maturity Date” means 1.29.2024

“Non-Viable Institution” means an institution that is insolvent, bankrupt, unable to pay a material portion of its debts as they fall due or unable to carry on its business, or any other event or circumstance specified as such in applicable regulations or any applicable Statutory Loss Absorption Regime.

“Debt Noteholder” means the person in whose name a Subordinated Note is registered.

“Parity Liabilities” means any securities or liabilities that integrate Tier II Capital of the Issuer and, therefore, rank pari passu with the Subordinated Debt Notes, including any instruments previously authorized by the Central Bank to integrate Tier II Capital.

“Preferred Shares” means the Issuer’s preferred shares, fully paid, representing a portion of the Issuer’s capital stock and that grant the holders thereof certain advantages in accordance with the Issuer’s Bylaws.

“Regulatory Capital (Patrimônio de Referência)” means the sum of Tier I Capital and Tier II Capital, as determined in accordance with the calculation methodology established by Resolution No. 4192 and other applicable regulations.

“Regulatory Event” means, at any time that, (i) the notification issued in writing by the Central Bank or by another competent Brazilian Governmental Authority, to the effect that the Subordinated Debt Notes may not, in whole or in part, be included in Tier II Capital; and/or (ii) the amendment to the applicable regulations or to their form of construction by the Central Bank or by any other competent Brazilian Governmental Authority that results in the Subordinated Debt Notes no longer being classified, in whole or in part, as Tier 2 Capital.

“Resolution No. 4192” means CMN Resolution No. 4192 of March 1, 2013 issued by the National Monetary Council, as amended, modified, supplemented or superseded from time to time.

Ex.A-11

“Resolution No. 4193” means CMN Resolution No. 4193 of March 1, 2013 issued by the National Monetary Council, as amended, modified, supplemented or superseded from time to time.

“RWA” means risk weighted assets.

“Santander Group” means Banco Santander, S.A. and its consolidated subsidiaries, taken as a whole.

“Senior Liabilities” means all liabilities of the Issuer other than the Parity Liabilities and for items that constitute the Common Equity Tier I Capital (Capital Principal) and Additional Tier I Capital (Capital Complementar), upon dissolution of the Issuer.

“Series” means any Subordinated Debt Notes governed by identical terms and conditions.

“Statutory Loss Absorption Regime” means any statutory regime which provides any relevant authority the powers to implement loss absorption measures in respect of capital instruments (such as the Subordinated Debt Notes), including, any such regime that may be implemented pursuant to the applicable rules or which contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Subordinated Debt Notes).

“Subordinated Debt Notes” means the Notes issued by the Issuer in accordance with Resolution No. 4192, which is the subject matter of the Indenture.

“Subordination Nucleus” means this subordination nucleus prepared in accordance with Resolution No. 4192.

“Tier I Capital” means capital of the Issuer or any of its Affiliates that was or will be authorized by the Central Bank as Tier I capital of the Regulatory Capital (Patrimônio de Referência), as set forth in Resolution No. 4192.

“Tier II Capital” means capital  of the Issuer or any of its Affiliates that was or will be authorized by the Central Bank as Tier II capital of the Regulatory Capital (Patrimônio de Referência), as set forth in Resolution No. 4192.

“Transaction Documents” means the Indenture and the Subordinated Debt Notes.

“Units” means share deposit certificates, each representing a certain number of Common Shares and Preferred Shares of the Issuer, as negotiated in the BM&FBovespa.

Ex.A-12

Exhibit B
Form of 6.000%Tier 2 Subordinated Note due 2024

[FACE OF NOTE]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Ex.B-1

BANCO SANTANDER BRASIL

TIER 2 SUBORDINATED NOTE DUE 2024

No. [●]	CUSIP 05967A AB3
ISIN US05967AAB35
$ [●]

BANCO SANTANDER (BRASIL) S.A., a Brazilian company (sociedade anônima) having its principal office at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235 – Bloco A, São Paulo, SP, Brazil (hereinafter called the “Bank,” “Santander Brasil” or the “Issuer,” which terms include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

Cede & Co.

or registered assigns, the principal sum of [●] (US$[●]) or such other amounts as set forth on the Schedule of Exchange of Notes annexed hereto at the office or agency of the Bank in the Borough of Manhattan, The City of New York, on the dates set forth in the Indenture hereinafter referred to.

Issue date:  January 29, 2014.

Interest payment dates: January 29 and July 29, commencing on July 29, 2014.

Regular record dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

Ex.B-2

IN WITNESS WHEREOF, BANCO SANTANDER (BRASIL) S.A. has caused this Note to be duly executed.

Dated: January 29, 2014

BANCO SANTANDER (BRASIL) S.A.
By:
Name:
Title:

By:
Name:
Title:

Ex.B-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes authorized to be issued pursuant to the Indenture referred to in this Note.

Dated: [●], 2014

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

Ex.B-4

[REVERSE SIDE OF NOTE]

BANCO SANTANDER (BRASIL) S.A.

Tier 2 Subordinated Note due 2024

1.	Definitions.

Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of this Note include those stated in or otherwise provided in accordance with the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and Holders should refer to the Indenture and the Trust Indenture Act for a statement of all such terms. In the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

2.	Indenture.

This Note is one of the duly authorized issue of subordinated debentures, notes or other evidences of indebtedness  of the Bank, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of January 29, 2014 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of January 29, 2014 (the “Second Supplemental Indenture”, and together with the Base Indenture and any further supplements thereto, the “Indenture”), duly executed and delivered by the Bank and The Bank of New York Mellon, as Trustee (herein called the “Trustee”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Bank and the Holders and the terms upon which the Notes are issued and are to be authenticated and delivered.

3.	Ranking.

The Notes are (i) the Bank’s direct, unsecured subordinated obligations, subordinated in right of payment to all existing and future Senior Liabilities in accordance with the subordination provisions of this Second Supplemental Indenture; (ii) ranked pari passu with the Bank’s Parity Liabilities; and (iii) senior in right of payment to the payment of the Bank’s Common Equity Tier 1 Capital.

4.	Interest.

Except as provided below, Interest on the Notes shall accrue at an initial fixed rate of 6.000% per annum. Interest on the Notes shall be payable semi-annually in arrears on January 29 and July 29, commencing on July 29, 2014 (each such date, an “Interest Payment Date”). Interest payable on each Interest Payment Date shall be calculated on the basis of a 360-day year of twelve 30-day months.

Ex.B-5

If at any time, article 20, item (viii) or paragraph 5, of Resolution 4,192 are amended to permit for the modification of the interest rates applicable to this Note (or there is any other change in law, statute, or regulation enacted by any Brazilian Governmental Authority after the Issue Date that permits for the modification of the interest rates applicable to this Note), then Interest will accrue on the then current Principal Amount of this Note for each subsequent semi-annual period after the date that is five years from the Issue Date, at a rate equal to the Benchmark Reset Rate plus the Credit Spread.

Interest on the Notes will be payable on each Interest Payment Date to those persons registered as Holders on each record date.  Each record date will be the January 15 and July 15 prior to the relevant Interest Payment Date.  Payments of amounts in respect of any Notes represented by global securities will be made by the Trustee as Paying Agent to DTC.  Any such payments of interest and other payments on or in respect of the Notes will be in U.S. Dollars and will be calculated by the Bank.

The payment of amounts due with respect to the Notes shall be made solely with funds from profits and profit reserves available for distribution as of the latest date of determination, in accordance with Brazilian Corporate Law. Amounts not paid as a result of such limitation shall be deemed extinguished.

The Notes will be subject to any statutory regime which provides any relevant authority with powers to implement loss absorption measures in respect of capital instruments (such as the Subordinated Notes), including any such regime that may be implemented pursuant to the applicable rules or which otherwise contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Notes).

5.	Redemption and repurchase.

5.1.           Optional redemption on and after the First Call Date.  With the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), and subject to the Redemption Conditions, the Bank or any of its Affiliates may at its option redeem the Notes, in whole but not in part, on the fifth anniversary of the Issue Date (the “First Call Date”) and on any Interest Payment Date thereafter.

(a)           The redemption price payable by the Bank in the case of a redemption is the base redemption price, being: (i) 100% of the aggregate outstanding Principal Amount, plus (ii) accrued, due and unpaid interest, if any, but, for the avoidance of doubt, excluding the period from the end of the last Interest Period through the Redemption Date, plus (iii) any other amounts accrued and unpaid under the Notes and the Second Supplemental Indenture (the “Base Redemption Price”).

(b)           Notwithstanding the foregoing the Bank and/or its Affiliates may redeem the Notes only if (i) the Bank issues new Notes for treatment as Tier 2 Capital, in an amount equivalent to the Notes being redeemed and on conditions

Ex.B-6

more favorable for the Bank; or (ii) in the judgment of the Central Bank, there is proof that the conditions for redemption of the Notes justify the Bank’s intention.

5.2.           Optional Redemption due to a Tax Event or a Regulatory Event.  Subject to the approval of the Central Bank or any other applicable Brazilian Governmental Authority for such redemption (if such approval is then required), the Bank may (a) at any time after the First Call Date redeem the Notes in whole, but not in part, following the occurrence of a Tax Event, or (b) at any time redeem the Notes in whole, but not in part, following the occurrence of a Regulatory Event.

In the case of redemption following either a Tax Event or a Regulatory Event, the Bank may redeem the Notes at a redemption price equal to the Base Redemption Price.

In the case of a Tax Event or a Regulatory Event, the Bank is required, prior to exercising the right of redemption, to deliver to the Trustee an Officers’ Certificate together with an Opinion of Counsel from Brazilian counsel, selected by the Bank, confirming that the Bank is entitled to exercise such right of redemption.  The Trustee shall be entitled to rely on such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

5.3.           Suspension of Redemption.  If at any time before a Redemption Date the Bank determines that payment of the Base Redemption Price or any other amounts due and payable under the Second Supplemental Indenture and the Notes, as applicable, would result in the Bank being in noncompliance with the minimum reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fail to satisfy the Additional Core Capital requirement under Resolution No. 4,193, then the Bank shall suspend such payment until such time as such payment would not result in such noncompliance.

(a)           In the case of suspension of redemption, as set forth above, the Bank must immediately deliver a certificate to the Trustee containing a certification that payment of the Base Redemption Price or any other amounts due and payable under the Second Supplemental Indenture and the respective Notes, as applicable, would result in the Bank being in noncompliance with the minimum reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fail to satisfy the Additional Core Capital requirement under Resolution No. 4,193 and a detailed statement of facts giving rise to such suspension.

(b)           Notwithstanding the above, within 14 Business Days of becoming aware that it is in compliance with (or, if applicable, such a payment would no longer result in the Bank being in noncompliance with) the minimum reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fails to satisfy the Additional Core Capital requirement under Resolution No. 4,193, the Bank must make the payment of the Base Redemption Price to the Trustee or Paying Agent.

Ex.B-7

(c)           For the avoidance of doubt, the Notes shall not be deemed repaid and cancelled unless and until the Trustee or the paying agent (on behalf of the Holders of the Notes) shall have received the applicable payment.

5.4.           Repurchase.  With the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), subject to the Repurchase Conditions, the Bank or any of its Affiliates may on the First Call Date and on any date thereafter repurchase any Notes in the open market or otherwise in any manner and at any price.  Such Notes may be (i) delivered to the Trustee to be promptly cancelled by it and disposed of (and shall no longer be considered part of the Bank’s capital) or (ii) resold; provided, that, any resale is in compliance with all relevant laws, regulations and directives. Notwithstanding the foregoing, the Bank and/or its Affiliates may repurchase the Notes only if the Bank issues (a) new Notes for treatment as Tier 2 Capital, in an amount equivalent to the Notes being repurchased and on conditions more favorable for the Bank; or (ii) in the judgment of the Central Bank, there is proof that the conditions for redemption of the Notes justify the Bank’s intention.

6.	Conversion.

The Notes shall be converted on a permanent basis, in a minimum principal amount corresponding to the balance calculated based on the Tier 2 Capital, based on the Conversion Formula, to Common Shares and Preferred Shares of the Bank, through the capitalization of credits, observing the proportion between Common Shares and Preferred Shares to form Units by the time of the effective conversion, eligible for inclusion in Common Equity Tier 1 Capital, issued as part of the authorized capital of the Bank upon the occurrence of the following events, or other events as may be determined by the Central Bank or by any competent Brazilian Governmental Authority (each, a “Conversion Event”): (1) disclosure by the Bank, in the manner set forth by the Central Bank, that its Common Equity Tier 1 Capital is at a level lower than 4.5% of RWA determined in accordance with Resolution 4193, or any other rate that may be established by the Central Bank or any other competent Brazilian Governmental Authority; (2) the execution of a commitment of capital contribution to the Bank, if the exception set forth in the caput of article 28 of Supplementary Law No. 101 of May 4, 2000 is verified; (3) decree, by the Central Bank, of a temporary special administration regime or intervenes in the Bank’s business; (4) determination, by the Central Bank, based on criteria established by the CMN, of conversion of the Notes; or (5) the occurrence of an event provided in the Statutory Loss Absorption Regime issued by any competent authority that results in a determination that the Bank has become a Non-Viable Institution.

A Conversion Event shall not occur in case of revision or republication of the documents used by the Bank as basis for disclosure of the proportion between the Common Equity Tier 1 Capital and the RWA, pursuant to item (1) above.

A Conversion Event shall not be deemed a Payment Default and shall not accelerate the maturity of any other obligations of the Bank.

Upon the occurrence of a Conversion Event, the Bank shall take the following steps:

Ex.B-8

(i)      the Bank will notify Holders of such Conversion Event by providing a written notice to each Holder with a copy to the Trustee within one Business Day from the date the Central Bank has determined the occurrence of a Conversion Event;

(ii)      the Holders may waive the right to receive Common Shares and Preferred Shares issued in connection with any such Conversion Event through a written notification to the Trustee within two Business Days from the notification mentioned above, and if they exercise such right, or if for any other reason the Common Shares and the Preferred Shares are not subscribed, the debt represented by the Notes shall be permanently extinguished for all legal purposes;

(iii)      the Board of Directors of the Bank shall take measures, within four Business Days from the date of the Central Bank determination of a Conversion Event, to effect an increase in the Bank’s capital, within the limit of the authorized capital, up to the maximum limit of Common Shares and Preferred Shares established under the terms above, in the amount equivalent to the debt balance represented by the Notes, for the purpose of issuing the Common Shares and Preferred Shares;

(iv)      the capital increase mentioned herein shall be carried out through a capitalization of credits equivalent to the outstanding balance, plus accrued and unpaid interest thereon, of the then Outstanding Notes, pursuant to paragraph 2 of article 171 of the Brazilian Corporate Law, which defines the following procedures: (i) the credits owned by Holders are immediately transferred to the capital stock of the Issuer by the payment of capital that shall be made simultaneously with the Board of Directors’ Meeting that approves the capital increase; and (ii) possible amounts that may be paid by the shareholders as payment of capital as a result of the exercise of their respective preemptive rights shall be transferred to the Holders of the Notes, pro rata, and no further amounts shall be due in relation to the percentages of the exercise of the preemptive right;

(v)      the shareholders of the Bank may exercise their preemptive rights at the time the Bank’s capital increase is approved by notifying the Trustee, subject to the terms of the Brazilian Corporate Law and the procedures described herein;

(vi)     the Bank shall issue shares in whole numbers in the conversion process of the Notes into Common Shares and Preferred Shares in a way that residual amounts of the Notes that do not reach the Conversion Price shall be extinguished permanently for all legal purposes; and

as long as the Notes remain outstanding, the Bank shall preserve the limit of authorized capital set forth in article 168 of Brazilian Corporate Law to allow for the conversion of the Notes into Common Shares and Preferred Shares.

Ex.B-9

7.	Subordination.

Subject to applicable law, the Notes constitute the Bank’s direct, unsecured and subordinated obligations and rank pari passu, without any preference, among themselves, respectively. Upon the Bank’s insolvency, liquidation, or dissolution, the rights and claims of the Holders of the Notes are and shall be subordinated to the rights and claims of the holders of all of the Bank’s Senior Liabilities.  To the extent permitted by applicable law, the rights and claims of Holders of the Notes shall rank prior to all holders of Common Equity Tier 1 Capital, in accordance with and by virtue of the subordination provisions thereof, and equally with any other Parity Liabilities then outstanding.  The Notes are also subject to any statutory regime which provides any relevant authority with the powers to implement loss absorption measures in respect of capital instruments (such as the Notes), including, any such regime that may be implemented pursuant to the applicable rules or which otherwise contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Notes)

Unless all principal of, or interest on, Senior Liabilities has been paid in full, no payment or other distribution may be made in respect of the Notes in the following circumstances: (i) in the event of any liquidation, moratorium of payments or insolvency or similar proceedings; or (ii) (a) in the event and during the continuation of any default in the payment of principal of, any interest and other amounts due and payable on, any Senior Liabilities beyond any applicable grace period, or (b) in the event that any event of default with respect to any Senior Liabilities has occurred and is continuing beyond any applicable grace period, permitting the holders of such Senior Liabilities (or a trustee) to accelerate the maturity of such Senior Liabilities, whether or not the maturity is in fact accelerated (unless, in the case of a payment default or event of default, such payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

If the Trustee under the Second Supplemental Indenture or any Holders of the Notes receive any payment or distribution that is prohibited under the subordination provisions, then the Trustee, to the extent it has not distributed to Holders the amounts of such payment or distribution, or the Holders shall have to repay that money to the holders of the Senior Liabilities or to the Bank, as the case may be.

Notwithstanding the foregoing, all terms and provisions regarding subordination of the Notes shall be subject to the Subordination Nucleus attached to the Second Supplemental Indenture as Exhibit A.

8.	Denomination; Registered form; Transfer; Exchange.

The Notes shall constitute a series of Securities having the title “6.000% Tier 2 Subordinated Notes due 2024.”

The Notes shall be issued in fully registered form in the form of beneficial interests in one or more Global Securities registered in book-entry form in the name of

Ex.B-10

Cede & Co., as nominee for DTC. The Notes shall be issued only in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1.00 in excess thereof.

A Holder of Notes may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder of Notes to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there shall be certain periods during which the Trustee may not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

9.	Payment default and remedies.

Payment defaults and conditions for enforcement of the Notes are described in the Second Supplemental Indenture. Holders of Notes may not be able to enforce the Second Supplemental Indenture or the Notes except as provided in the Indenture.

10.	Amendment and waiver.

The Second Supplemental Indenture and this Note may be amended, or default thereunder may be waived, in accordance with the provisions set forth in the Second Supplemental Indenture.

11.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

12.	Governing law.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. The subordination provisions of the Notes, including the Subordination Nucleus attached as Exhibit A to the Second Supplemental Indenture, shall be governed by, and construed in accordance with, the laws of Brazil.

13.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

14.	The Trustee.

(a)           Notwithstanding anything to the contrary contained in the Indenture, the Trustee shall have no duty or obligation whatsoever, to take any action or refrain from taking any action including, without limitation, any action at the instruction or direction of the Holders, with respect to:

Ex.B-11

(i)           any action taken or not taken by the Bank, as determined by the Bank in its sole discretion, to comply with any direction or instruction from, or any law, rule, regulation, resolution or order issued by, the Central Bank, any applicable Brazilian Governmental Authority, the Bank of Spain or any other regulator of competent jurisdiction with respect to regulatory capital, including, by way of example and not by way of limitation:

(A)           any non-payment and/or suspension, non-accrual and non-accumulation and/or extinguishment of amounts payable with respect to this Note (including by way of example and not by way of limitation, suspension of payment of Non-Principal Payments or any other payments with respect to this Note or any payments in connection with a redemption);

(B)           any amendments to this Note without Holder approval (even if such amendments have an adverse impact on the Holders);

(C)           any write-down of any payment of Principal Amounts of this Note or amounts accruing on this Note to offset losses incurred by the Bank, even if such write-down reduces the value of the Notes to zero;

(D)           the conversion of this Note to Common Shares or Preferred Shares of the Bank or their being extinguished in connection with a Conversion Event; or

(E)           the giving of any notice the Holders or the Depositary with respect to any such action taken or not taken by the Bank;

(ii)           any action taken or not taken by the Bank in the event the Bank is not in compliance with any regulatory capital requirements; or

(iii)           any action taken by any relevant authority pursuant to a Statutory Loss Absorption Regime.

(b)           By its acquisition of this Note, each Holder, to the extent not prohibited by the Trust Indenture Act, waives any and all claims against the Trustee for, and agrees not to initiate a suit against Trustee with respect to, and agrees that Trustee shall not be liable for any action taken or not taken by Trustee, with respect to, the events encompassed by paragraph 14(a) and (f).

(c)           Holders of this Note that acquire this Note in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the terms of the Indenture to the same extent as if such Holders acquired this Note upon the Issue Date.

(d)           The indemnity of the Trustee, as specified in the Indenture, by way of example and not by way of limitation, the Bank’s obligation to indemnify the Trustee pursuant to Section 7.07 of the Base Indenture and the Trustee’s rights as contained in Sections 6.10 and 7.07 of the Base Indenture, shall survive and remain in full force and effect notwithstanding the conversion of the Notes on a permanent basis to Common Shares or Preferred Shares of the Bank or their being extinguished in connection with a

Ex.B-12

Conversion Event, the write-down of this Note or any action taken by any relevant authority pursuant to a Statutory Loss Absorption Regime.

(e)           The Trustee makes no representations, and shall not be liable with respect to, the information set forth in the Prospectus Supplement.

(f)           By its acquisition of this Note, each Holder of this Note acknowledges and agrees that, with respect to the occurrence of the events encompassed paragraph 14(a), (i) the Trustee shall not be required to take any further directions from Holders of the Notes under the Indenture, which authorizes the Holders of a majority in aggregate Principal Amount of all the then Outstanding Notes to direct certain actions relating to the Notes, (even if such event reduces the value of the Notes to zero), and (ii) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the occurrence of any event encompassed by paragraph 14(a) following the completion of such event, if any Notes remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Outstanding Notes following such event.

(g)           In the event that a Default has occurred and the Trustee receives a direction from Holders to institute proceedings in Brazil (or such other jurisdiction in which the Bank may be organized) for an event encompassed by paragraph 14(a), then if a suspension of any such event shall commence before the Trustee shall have instituted such proceedings, the Trustee shall be directed not to and shall not be required to initiate such proceedings and, to the extent set forth in the Indenture, shall not be liable to any Holder in respect of not having commenced such proceedings.

(h)           By its acquisition of the Notes, each Holder acknowledges and agrees that any event encompassed by paragraph 14(a) with respect to the Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.  The events encompassed by paragraph 14(a) shall not constitute a payment default under the Indenture.

 (i)           The Trustee shall have no duty to monitor or investigate the Bank’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Note or the Second Supplemental Indenture.

(j)           The Trustee shall not be responsible to make any calculation with respect to any matter under this Note or the Second Supplemental Indenture.

(k)           Neither the Trustee nor any agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Shares or Preferred Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of this Note; and neither the Trustee nor any agent makes any representation with respect thereto.

(l)           Neither the Trustee nor any agent shall be responsible for any failure of the Bank to make any cash payment or to issue, transfer or deliver any Common Shares or Preferred Shares or any stock or share certificates or other securities or property upon

Ex.B-13

the surrender of this Note for the purpose of conversion; and the Trustee and any agent shall not be liable for any failure of the Bank to comply with such covenants of the Bank contained in this Second Supplemental Indenture.

The Bank shall furnish a copy of the Indenture to any Holder of Notes upon written request and without charge.

The Indenture and this Note may be amended, or default thereunder may be waived, in accordance with the provisions set forth in the Indenture.

Ex.B-14

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Bank with full power of substitution in the premises.

Your Signature

Signature of Signature Guarantee

Signature Guarantee:
Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

Ex.B-15

SCHEDULE OF EXCHANGES OF NOTES

The initial principal amount of this Note is U.S.$[•].  The following increases or decreases in this Note have been made:

Date of increase or decrease	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Ex.B-16

Exhibit C
Form of Notice to Holders of a Conversion Event

[Date]

To:           Investors who are Holders of 6.000%
Tier 2 Subordinated Notes due 2024
CUSIP: 05967A AB31

Reference is made to the Base Indenture dated as of January 29, 2014, as supplemented by the Second Supplemental Indenture dated as of January 29, 2014 (together, the “Indenture”) between Banco Santander (Brasil) S.A. and the Bank of New York Mello, as trustee under which we issued our 6.000% Tier 2 Subordinated Notes due 2024 (the “Notes”).  Pursuant to Section 4.01(d)(i) of the Second Supplemental Indenture, notice is hereby given to the Holders of the occurrence of a Conversion Event. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Pursuant to the terms of the Indenture, upon the occurrence of a Conversion Event, you may waive your right to receive Common Shares and Preferred Shares issued in connection with any such Conversion Event through a written notification to the Trustee within two Business Days from receipt of this notice, and if they exercise such right, or if for any other reason the Common Shares and the Preferred Shares are not subscribed, the debt represented by the Notes shall be permanently extinguished for all legal purposes.

If you do not waive your right to receive Common Shares and Preferred Shares within two Business Days from the date of this Notice, the Notes will be converted pursuant to the Conversion Formula set forth below:

Where:

Number = Number of Common Shares and Preferred Shares, in the proportion of the Bank’s Units.

Issuance Amount = Outstanding balance of the Notes, plus accrued and unpaid interest thereon, if any, converted into Reais based upon the United States of America dollar sale rate calculated using the PTAX-800 (Option 5) transaction published by SISBACEN on the date preceding the conversion date.

1 The CUSIP number is included herein solely for the convenience of the registered owners of the Notes.  No representation is made as to the correctness or accuracy of the CUSIP number either as appearing on the Notes or on this notice.

Ex.C-1

Conversion Price = The higher of (a) the weighted average price of the Units in the trading session of BM&FBOVESPA of the last 30 days prior to the Board of Directors meeting that approves the capital increase, and (b) the Floor Price (corresponding to R$6.93 per unit). The weighted average price of Units in the trading session of BM&FBOVESPA mentioned above or the Floor Price shall be divided by the number of shares that form one Unit by the time of the conversion in order to reach the issuance price per share. The Floor Price shall be subject to future adjustments due to the following corporate events: splitting or grouping of shares or bonus shares and capital decrease without decreasing the number of shares, or any other corporate event subject to adjustments in the amount of shares or price pursuant to the rule of BM&FBOVESPA (the “Adjustments”).

The scope of the Adjustments is to preserve the proportionality of the economic basis for the conversion of the Notes into Common Shares and Preferred Shares.

Based on (i) the Issuance Amount of Notes equivalent to R$3,000,000,000; and (ii) the Floor Price, the maximum number of Common Shares and Preferred Shares that may be delivered to the Holders of the Notes due to the conversion, based on the date of issuance of the Notes, shall be 45,431,600,202 shares (including Common Shares and Preferred Shares), subject to the Adjustments.

The Board of Directors shall be responsible for determining the necessary Adjustments in the 30 days following the event requiring the Adjustments subject to the prior approval of the Central Bank.

You are hereby requested to give written notice to the Trustee of your intention to subscribe for Common Shares and Preferred Shares or of your intention to waive your right to subscribe for such shares by completing and delivering to the Trustee the Notice attached hereto as Annex A.

Very truly yours,
BANCO SANTANDER (BRASIL) S.A.
By:
Name:
Title:

By:
Name:
Title:

Ex.C-2

Annex A

Form of Notice From Holder to Trustee in a Conversion Event

[DATE]

The Bank of New York Mellon, as Trustee
101 Barclay Street, Floor 7E
New York, New York 10286

Re: Conversion Event Rights Election for Tier 2 Subordinated Notes due 2024

Reference is made to the Base Indenture dated as of January 29, 2014, as supplemented by the Second Supplemental Indenture dated as of January 29, 2014 (together, the “Indenture”) between Banco Santander (Brasil) S.A. (the “Company”) and The Bank of New York Mellon, as trustee under which the Company issued its 6.000% Tier 2 Subordinated Notes due 2024 (the “Notes).  Pursuant to Section 4.01(d)(ii) of the Second Supplemental Indenture, notice is hereby given to the Trustee by the undersigned of its election either to (i) subscribe for Common Shares and Preferred Shares or (ii) waive the right to subscribe for Common Shares and Preferred Shares, in each case upon the Conversion Event previously notified to the undersigned.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The undersigned hereby certifies that, as of [DATE], it was the Holder of Notes in an aggregate principal amount of U.S.$________________.  The undersigned hereby elects (by checking the corresponding box):

□	to receive Common Shares and Preferred Shares in connection with the Conversion Event.

Instructions for Cash Payment, if any, as a result of the exercise of preemptive rights by the Company’s shareholders in the capital increase: ___________________

Participant Name:

Participant Number:

Contact Name:

Address:

Telephone Number:

□	to waive its right to receive Common Shares and Preferred Shares in connection with the Conversion Event.

Ex.C.-Anx.A

The undersigned that has elected to receive Common Shares and Preferred Shares in connection with the Conversion Event also represents that it (i) is, or will take the applicable measures to be, registered with the Brazilian Taxpayers’ Registry (Cadastro Nacional de Pessoas Jurídicas – CNPJ) and (2) will provide the Company or its local representative any applicable information or documents so that the investment in the Common Shares and Preferred Shares is registered with the Central Bank of Brazil.

Very truly yours,

By:

___________________________
Name:
Title:

Ex.C.-Anx.A